                                                                     EXHIBIT 2.1

================================================================================



                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                                   CDC Finance

                              CDC Asset Management

                         CDCAM North America Corporation

                             CDCAM Partnership, L.P.

                           CDCAM Partnership II, L.P.

                                Nvest Corporation

                                   Nvest, L.P.

                                       and

                              Nvest Companies, L.P.


                            ------------------------
                            Dated as of June 16, 2000
                            ------------------------



================================================================================


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                                TABLE OF CONTENTS

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                                    RECITALS

The Parties.......................................................................................................1
The Transactions..................................................................................................1
Agreement of Merger...............................................................................................2

                                    ARTICLE I
                              CERTAIN DEFINITIONS

1.01     Certain Definitions......................................................................................2
1.02     Terms Generally.........................................................................................10

                                   ARTICLE II
                               THE TRANSACTIONS

2.01     The Public Partnership Merger...........................................................................11
2.02     The Private Partnership Merger..........................................................................15
2.03     Treatment of Other Equity Interests.....................................................................18
2.04     Closing.................................................................................................19

                                   ARTICLE III
                          REPRESENTATIONS AND WARRANTIES

3.01     Disclosure Schedules....................................................................................20
3.02     Standards...............................................................................................20
3.03     Representations and Warranties of the Sellers...........................................................21
3.04     Representations and Warranties of Buyer.................................................................43

                                   ARTICLE IV
                                   COVENANTS

4.01     Conduct Prior to Closing................................................................................45
4.02     Acquisition Proposals...................................................................................47
4.03     Retention and Other Compensation Related Matters........................................................48
4.04     Filings, Other Actions; Notification....................................................................48
4.05     Investment Company Matters..............................................................................50
4.06     Advisory Agreements.....................................................................................51
4.07     Taxation................................................................................................52
4.08     Access; Information. ...................................................................................53
4.09     Publicity...............................................................................................53
4.10     Takeover Statutes.......................................................................................54


4.11     Reasonable Best Efforts.................................................................................54
4.12     Pre-Closing Distributions...............................................................................54
4.13     Expenses................................................................................................54
4.14     Subsidiary Action.......................................................................................54
4.15     Unitholder Approval.....................................................................................54
4.16     Proxy Statement.........................................................................................55
4.17     Indemnification; Directors' and Officers' Insurance.....................................................56
4.18     Financial Obligations of Buyer Parent...................................................................56
4.19     Further Assurances......................................................................................57

                                    ARTICLE V
                                   CONDITIONS

5.01     Conditions to Each Party's Obligation to Effect the Transactions........................................57
5.02     Conditions to Obligations of Buyer......................................................................57
5.03     Conditions to Obligations of the Sellers................................................................59

                                   ARTICLE VI
                                  TERMINATION

6.01     Termination by Mutual Consent...........................................................................60
6.02     Termination by Either Buyer or the Sellers..............................................................60
6.03     Termination by Buyer....................................................................................60
6.04     Termination by General Partner..........................................................................61
6.05     Effect of Termination and Abandonment...................................................................61
6.06     Termination Fee.........................................................................................61

                                   ARTICLE VII
                            MISCELLANEOUS AND GENERAL

7.01     Survival................................................................................................62
7.02     Waiver; Amendment.......................................................................................63
7.03     Governing Law and Venue; Waiver of Jury Trial...........................................................63
7.04     Waiver of Sovereign Immunity............................................................................64
7.05     Notices.................................................................................................64
7.06     Entire Understanding; Third Party Beneficiaries.........................................................66
7.07     Obligations of Buyer....................................................................................66
7.08     Transfer Taxes..........................................................................................67
7.09     Interpretation..........................................................................................67
7.10     Assignment..............................................................................................67
7.11     Counterparts............................................................................................67
7.12     Specific Performance....................................................................................67


                                       ii

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Exhibit A         Post-Closing Employee Plan

                  This AGREEMENT AND PLAN OF MERGER, dated as of June 16, 2000 (this "AGREEMENT"), by and among Nvest Corporation, a Delaware corporation, Nvest, L.P., a Delaware limited partnership, Nvest Companie., a Delaware limited partnership, CDC Finance, a French legal entity, CDC Asset Management, a French legal entity, CDCAM North America Corporation, a Delaware corporation, CDCAM Partnership, L.P., a Delaware limited partnership, and CDCAM Partnership II, L.P., a Delaware limited partnership (each, a "PARTY" and, collectively, the "PARTIES").

                                    RECITALS

                  A. THE PARTIES. The Parties to this Agreement are as follows:

                  CDC Finance is a French legal entity.

                  CDC Asset Management ("BUYER PARENT"), a French legal entity, is a majority owned subsidiary of CDC Finance.

                  CDCAM North America Corporation ("BUYER"), a corporation organized under the laws of Delaware, is a wholly-owned direct subsidiary of Buyer Parent.

                  CDCAM Partnership, L.P. ("PUBLIC PARTNERSHIP MERGER SUB"), a limited partnership formed under the laws of Delaware.

                  CDCAM Partnership II, L.P. ("PRIVATE PARTNERSHIP MERGER SUB"), a limited partnership formed under the laws of Delaware.

                  Nvest Corporation ("GENERAL PARTNER"), a corporation organized under the laws of Massachusetts, is the managing general partner of Private Partnership and the sole general partner of Public Partnership.

                  Nvest, L.P. ("PUBLIC PARTNERSHIP"), a limited partnership formed under the laws of Delaware, is the advising general partner of Private Partnership.

                  Nvest Companies, L.P. ("PRIVATE PARTNERSHIP") is a limited partnership formed under the laws of Delaware.

                  B. THE TRANSACTIONS. The Parties desire and intend to engage in a series of transactions, which will include (i) a merger of Public Partnership Merger Sub with and into Public Partnership and (ii) a merger of Private Partnership Merger Sub with and into Private Partnership.

                  C. AGREEMENT OF MERGER. This Agreement constitutes an agreement of merger within the meaning of Section 17-211 of the DE Partnership Law with respect to each of the Public Partnership Merger and the Private Partnership Merger.

                  NOW, THEREFORE, in consideration of the premises, and of the covenants, representations, warranties and agreements contained herein and in the other Transaction Documents, the Parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

                  "ACQUIRED ENTITIES" has the meaning set forth in Section 4.07(a).

                  "ACQUISITION PROPOSAL" has the meaning set forth in Section 4.02.

                  "ADJUSTED ASSETS UNDER MANAGEMENT" has the meaning set forth in Section 2.01(d).

                  "ADVISORY AGREEMENT" means, with respect to any Person, each Contract relating to its rendering of investment management or investment advisory services to a Client, including any sub-advisory or similar agreement.

                  "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing. For purposes of the definition of "control", a general partner or managing member of a Person shall always be considered to control such Person.

                  "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "APPLICABLE LAW" means any domestic or foreign federal or state statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of any Self-Regulatory Organization) applicable to any of the Parties, any of each of their respective Subsidiaries, or any of the Parties' or their respective Subsidiaries' properties or assets, as the case may be.

                  "AUDIT DATE" has the meaning set forth in Section 3.03(h).

                  "AUTHORITY" means any Governmental Authority or Self-Regulatory Organization.

                  "BASE DATE" has the meaning set forth in Section 2.01(d).

                  "BASE REVENUE RUN-RATE" has the meaning set forth in Section 2.01(d).

                  "BUYER" has the meaning set forth in Recital A.

                  "BUYER PARENT" has the meaning set forth in Recital A.

                  "BUYER REPRESENTATIVES" has the meaning set forth in Section 4.08(a).

                  "CGM" has the meaning set forth in Section 3.03(k).

                  "CLIENT" means each Investment Company and each other Person for which a Subsidiary of Private Partnership is a Service Provider.

                  "CLOSING" has the meaning set forth in Section 2.04.

                  "CLOSING DATE" has the meaning set forth in Section 2.04.

                  "CLOSING REVENUE RUN-RATE" has the meaning set forth in
Section 2.01(d).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPENSATION AND BENEFIT PLAN" shall have the meaning set forth in Section 3.03(m)(i).

                  "CONSTITUENT DOCUMENTS" means, with respect to any corporation, its charter and by-laws; with respect to any partnership, its certificate of partnership and partnership agreement; with respect to any limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any trust, its declaration or agreement of trust; and with respect to each other Person, its comparable constitutional instruments or documents; together in each case, with all material consents and other instruments delegating authority pursuant to such Constituent Documents.

                  "CONTRACT" means, with respect to any Person, any agreement, indenture, undertaking, debt instrument, contract, guarantee, loan, note, mortgage, arrangement, license, lease or other commitment, whether written or oral, to which such Person or any of its

Subsidiaries is a party or by which any of them is bound or to which any of their assets or properties is subject.

                  "CONTROLLED AFFILIATE" has the meaning set forth in Section 3.03(e).

                  "CORPORATE SUBSIDIARIES" has the meaning set forth in Section 3.03(l)(vi).

                  "CSFB" has the meaning set forth in Section 3.03(n).

                  "DE PARTNERSHIP LAW" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et seq., as amended from time to time.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in Section
3.01.

                  "ENCUMBRANCE" means any lien, encumbrance, mortgage, restriction, pledge, security interest, right of first refusal, claim or other encumbrance.

                  "ENVIRONMENTAL LAW" has the meaning set forth in Section 3.03(t).

                  "EQUITY INTEREST" means, with respect to any Person, any share of capital stock of, general, limited or other partnership interest, membership interest or similar ownership interest in the equity of, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a "single-employer" within the meaning of Section 4001 of ERISA.

                  "ERISA CLIENT" has the meaning set forth in
Section 3.03(o)(ii)(F).

                  "ESCROW ACCOUNT" has the meaning set forth in Section 2.04.

                  "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "EXECUTIVE OFFICERS" means those officers of Public Partnership who file beneficial ownership reports due to their status as "officers" within the meaning of Rule 16a-1(f) under the Exchange Act.

                  "FEDERAL RESERVE" means the Board of Governors of the Federal Reserve System.

                 "FEE TRIGGERING EVENT" has the meaning set forth in Section 6.06(b).

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect at the time any applicable financial statements were prepared.

                  "GENERAL PARTNER" has the meaning set forth in Recital A.

                  "GENERAL PARTNER PARENT" means the immediate parent of General Partner.

                  "GOVERNMENTAL AUTHORITY" means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, the securities commission or other authority of any state or foreign jurisdiction, the Federal Reserve or any other government authority, agency, department, board, commission or instrumentality of any such government, state or political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental organization, agency or authority.

                  "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 3.02(t)(v).

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  "INVESTMENT COMPANY" means an investment company, as such term is defined in the Investment Company Act, and any entity that, but for the provisions of Section 3(c) of such Act, would be an investment company under such Act. When used herein without such a reference to a specified Person, "Investment Company" refers to any Investment Company for which Private Partnership or any Subsidiary of Private Partnership acts as a Service Provider.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  "INVESTMENT COMPANY ADVISORY AGREEMENT" means any Advisory Agreement to which an Investment Company is a party.

                  "INVESTMENT COMPANY BOARD" or "BOARD" means the board of directors or trustees (or Persons performing similar functions) of an Investment Company.

                  "IRS" means the Internal Revenue Service, and any successor thereto.

                  "MATERIAL ADVERSE EFFECT" means, with respect to any Seller, any effect that is material and adverse to the financial condition, assets, properties, management, business or results of operations of Public Partnership, Private Partnership and their respective Subsidiaries, taken as a whole, or, with respect to Buyer Parent, Buyer and their respective Subsidiaries, taken as a whole other than to the extent resulting from changes in U.S. or global securities markets, currency fluctuations or industry or economic conditions in general, PROVIDED that a reduction in the Revenue Run-Rate between the Base Date and the Closing Date in and of itself shall not constitute a Material Adverse Effect.

                  "MATERIAL SUBSIDIARIES" shall mean those Persons Previously Disclosed.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3.03(m)(v).

                  "MULTIPLE EMPLOYER PLAN" has the meaning set forth in Section 3.03(m)(v).

                  "NASD" means the National Association of Securities Dealers, Inc., and any successor thereto.

                  "NON-REGISTERED INVESTMENT COMPANY" means an Investment Company that is not required to be registered under the Investment Company Act.

                  "NOTICE" has the meaning set forth in Section 4.06.

                  "OPTION" shall have the meaning set forth in Section 2.03.

                  "ORDER" has the meaning set forth in Section 5.01(c).

                  "PARTNERSHIP EQUITY PLANS" means collectively the Nvest, L.P. and Nvest Companies, L.P. 2000 Equity Incentive Plan, the Nvest, L.P. and Nvest Companies, L.P. 1997 Equity Incentive Plan, the Nvest Companies, L.P. Restricted Unit Plan and the Nvest, L.P. and Nvest Companies, L.P. 1993 Equity Incentive Plan.

                  "PARTY" and "PARTIES" have the meaning set forth in the preamble to the Agreement.

                  "PAYING AGENT" has the meaning set forth in Section 2.01(f).

                  "PBGC" has the meaning set forth in Section 3.03(m)(iv).

                  "PENSION PLAN" means an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

                  "PERSON" means any individual, bank, corporation, company, partnership (limited or general), limited liability company, association, joint venture, trust, stock insurance company, unincorporated organization or other entity or similar contractual arrangement or relationship.

                  "PREVIOUSLY DISCLOSED" by a Party or Parties means information set forth in its or their Disclosure Schedule.

                  "PRIVATE PARTNERSHIP" has the meaning set forth in Recital A.

                  "PRIVATE PARTNERSHIP CERTIFICATE OF MERGER" has the meaning set forth in Section 2.02(b).

                  "PRIVATE PARTNERSHIP EFFECTIVE TIME" has the meaning set forth in Section 2.02(b).

                  "PRIVATE PARTNERSHIP GP UNIT" has the meaning set forth in
Section 2.02(d).

                  "PRIVATE PARTNERSHIP LP UNIT" has the meaning set forth in
Section 2.02(d).

                  "PRIVATE PARTNERSHIP MERGER" has the meaning set forth in
Section 2.02(a).

                  "PRIVATE PARTNERSHIP MERGER SUB" has the meaning set forth in Recital A.

                  "PRIVATE PARTNERSHIP PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Private Partnership.

                  "PRIVATE PARTNERSHIP SURVIVING PARTNERSHIP" has the meaning set forth in Section 2.02(a).

                  "PRIVATE PARTNERSHIP UNITHOLDERS" has the meaning set forth in
Section 2.02(f)(i).

                  "PRIVATE PARTNERSHIP UNITS" has the meaning set forth in
Section 2.02(d)(iii).

                  "PRIVATE PARTNERSHIP UNITHOLDERS" has the meaning set forth in
Section 2.02(f)(i).

                  "PROXY STATEMENT" has the meaning set forth in Section 4.16.

                  "PUBLIC PARTNERSHIP" has the meaning set forth in Recital A.

                  "PUBLIC PARTNERSHIP CERTIFICATE OF MERGER" has the meaning set forth in Section 2.01(b).

                  "PUBLIC PARTNERSHIP EFFECTIVE TIME" has the meaning set forth in Section 2.01(b).

                  "PUBLIC PARTNERSHIP GP UNIT" has the meaning set forth in
Section 2.01(d).

                  "PUBLIC PARTNERSHIP LP UNIT" has the meaning set forth in
Section 2.01(d).

                  "PUBLIC PARTNERSHIP MERGER" has the meaning set forth in
Section 2.01(a).

                  "PUBLIC PARTNERSHIP MERGER SUB" has the meaning set forth in Recital A.

                  "PUBLIC PARTNERSHIP PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of Public Partnership.

                  "PUBLIC PARTNERSHIP SURVIVING PARTNERSHIP" has the meaning set forth in Section 2.01(a).

                  "PUBLIC PARTNERSHIP UNITHOLDERS" has the meaning set forth in
Section 2.01(f)(i).

                  "PUBLIC PARTNERSHIP UNITHOLDERS MEETING" has the meaning set forth in Section 4.15(a).

                  "PUBLIC PARTNERSHIP UNITS" has the meaning set forth in
Section 2.01(d)(iii).

                  "REGISTERED INVESTMENT COMPANY" means an Investment Company registered under the Investment Company Act.

                  "REPORT" has the meaning set forth in Section 3.03(o)(iii)(H).

                  "RESTRICTED UNIT" means an award of restricted limited partnership units in Public Partnership granted pursuant to the Partnership Equity Plans.

                  "REVENUE RUN-RATE" has the meaning set forth in Section
2.01(d).

                  "SEC" means the Securities and Exchange Commission, and any successor thereto.

                  "SEC REPORTS" has the meaning set forth in Section 3.03(h).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act and the state "blue sky" laws, and the rules and regulations promulgated thereunder.

                  "SELF-REGULATORY ORGANIZATION" means the NASD, the National Futures Association, each national securities exchange in the United States and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which it is otherwise subject.

                  "SELLER MATERIAL CONTRACT" has the meaning set forth in
Section 3.02(q).

                  "SELLER PARENT" means Metropolitan Life Insurance Company, an indirect parent company of General Partner.

                  "SELLERS" means, collectively, Private Partnership, Public Partnership and General Partner.

                  "SERVICE PROVIDER" means any Person who acts as investment manager, investment adviser or subadviser or who provides distribution or marketing services.

                  "SHORTFALL RATIO" has the meaning set forth in Section
2.01(d).

                  "SPONSORED" means, with respect to any Investment Company, an Investment Company which has a majority of its officers who are employees of Private Partnership or any of its Subsidiaries or of which Private Partnership or any of its Subsidiaries holds itself out as the "Sponsor".

                  "SUBSIDIARY" of any Person (the "subject Person") means any Person, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or managers or other Persons performing similar functions or (ii) (A) a general partner interest or (B) a managing membership interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its Subsidiaries; PROVIDED, HOWEVER, that the term Subsidiary shall not apply to any Sponsored Non-Registered Investment Company.

                  "SUPERIOR PROPOSAL" has the meaning set forth in Section 4.02.

                  "TAKEOVER STATUTE" means any "interested holder," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation.

                  "TAX" and "TAXES" means any and all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, gains, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date.

                  "TAX RETURNS" mean any return, amended return or other report (including, without limitation elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

                  "TERMINATION DATE" has the meaning set forth in Section 6.02.

                  "TERMINATION FEE" has the meaning set forth in Section
6.06(a).

                  "TRANSACTION DOCUMENTS" means this Agreement, the Support and Cooperation Agreement, Support Agreements with certain unitholders of Private Partnership and each employment agreement entered into in contemplation of the Transactions.

                  "TRANSACTIONS" means, collectively, the Private Partnership Merger, the Public Partnership Merger and each other transaction contemplated by
Article II of this Agreement.

                  "12B-1 PLAN" has the meaning set forth in Section 3.03(o)(i).

                  "UNIT PRICE" has the meaning set forth in Section 2.01(d).

         1.02 TERMS GENERALLY. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Agreement include both the plural and the singular;

                  (2) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (3) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation"; and

                  (4) the term "reasonable best efforts" of any Party with respect to any specified action or result shall mean efforts that a reasonable Person would make to take such action or accomplish such result in light of the present intentions of such Party with respect to the Transactions and the benefits to be obtained by such Party upon the consummation of the transactions contemplated by the Transaction Documents.

                                   ARTICLE II

                                THE TRANSACTIONS

         2.01      THE PUBLIC PARTNERSHIP MERGER.

                  (a) THE PUBLIC PARTNERSHIP MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Public Partnership Effective Time, Public Partnership Merger Sub shall be merged with and into Public Partnership and the separate partnership existence of Public Partnership Merger Sub shall thereupon cease (the "PUBLIC PARTNERSHIP MERGER"). Public Partnership shall be the surviving entity in the Public Partnership Merger (sometimes hereinafter referred to as the "PUBLIC PARTNERSHIP SURVIVING PARTNERSHIP"), and the separate partnership existence of Public Partnership, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Public Partnership Merger, except as set forth in
         Section 2.01(c). The Public Partnership Merger shall have the effects specified in Section 17-211(h) of the DE Partnership Law.

                  (b) PUBLIC PARTNERSHIP EFFECTIVE TIME. On the Closing Date, immediately following the satisfaction of all the conditions set forth in Article V, Public Partnership and Public Partnership Merger Sub shall cause a certificate of merger (the "PUBLIC PARTNERSHIP CERTIFICATE OF MERGER") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 17-211(c) of the DE Partnership Law. The Public Partnership Merger shall become effective at the time on the Closing Date specified in the Public Partnership Certificate of Merger (the "PUBLIC PARTNERSHIP EFFECTIVE TIME").

                  (c) THE PUBLIC PARTNERSHIP SURVIVING PARTNERSHIP AGREEMENT. Effective as of the Public Partnership Effective Time, the Public Partnership Partnership Agreement shall be amended and restated in its entirety and a new partnership agreement shall be adopted which limited partnership agreement shall be in a form to be determined by Buyer prior to the Closing.

                  (d) EFFECT ON PARTNERSHIP INTERESTS. At the Public Partnership Effective Time, as a result of the Public Partnership Merger and without any action on the part of the holders of any partnership interest in Public Partnership:

                           (i) PUBLIC PARTNERSHIP MERGER CONSIDERATION. Each
                  unit of limited partner interest in Public Partnership issued and outstanding immediately prior to the Public Partnership Effective Time (a "PUBLIC PARTNERSHIP LP UNIT"), shall be converted into the right to receive, without interest, an amount in cash equal to $40.00 (such amount, as it may be adjusted in accordance with this Section 2.01(d)(i), the "UNIT PRICE"), PROVIDED that:

                                    (x) in the event that the Revenue Run-Rate
                           as of the most recent calendar month-end prior to the Closing Date (the "CLOSING REVENUE RUN-RATE") is less than 90% of the Revenue Run-Rate as of the Base Date (the "BASE REVENUE RUN-RATE") and is equal to or greater than 85% of the Base Revenue Run-Rate, then the Unit Price shall be reduced by an amount equal to the Unit Price multiplied by the Shortfall Ratio; and

                                    (y) in the event that the Closing Revenue
                           Run-Rate is less than 85% of the Base Revenue Run-Rate, then the Unit Price shall be reduced by an amount equal to the sum of (A) the Unit Price multiplied by the Shortfall Ratio and (B) the Unit Price multiplied by the Additional Shortfall Ratio.

                           PROVIDED, FURTHER, that the Unit Price as so adjusted shall not be less than $34.00.

                                    The "SHORTFALL RATIO" shall be equal to the
                           excess of (i) 90% over (ii) a fraction (expressed as a percentage) the numerator of which is the Closing Revenue Run-Rate and the denominator of which is the Base Revenue Run-Rate.

                                    The "ADDITIONAL SHORTFALL RATIO" shall be
                           equal to the excess of (i) 85% over (ii) a fraction (expressed as a percentage) the numerator of which is the Closing Revenue Run-Rate and the denominator of which is the Base Revenue Run-Rate.

                                    "REVENUE RUN-RATE" shall mean, as of any
                           date, the aggregate annualized investment advisory, investment management and subadvisory fees for all investment management accounts (other than, in the case of the Closing Revenue Run-Rate, accounts of Clients that have not consented in accordance with
                           Section 4.04(c) or Section 4.06 to the assignment or deemed assignment of their respective Advisory Agreements resulting from the Transactions or that have withdrawn such consents) managed by the Subsidiaries of Private Partnership and payable to such Subsidiaries, determined by multiplying the Adjusted Assets Under Management for each such account by the applicable fee rate for such account at such date (excluding any performance-based fees) or, with respect to calculating the Closing Revenue Run-Rate, in the case of any Registered Investment Company that has modified its applicable fee rate, by such modified fee rate to be in effect for such account immediately following the Closing. The calculation of the Closing Revenue Run-Rate shall be made using substantially the same methodology as the calculation of the Base Revenue Run-Rate.

                                    "BASE DATE" shall mean April 30, 2000.

                                    "ADJUSTED ASSETS UNDER MANAGEMENT" shall
                           mean, for any investment management account as of a particular date, the amount of assets under management by the Subsidiaries of Private Partnership in that account as of the Base Date, as adjusted, in the case of the Closing Revenue Run-Rate, (i) to reflect net cash flows (additions, withdrawals and reinvestments), new accounts and terminated accounts from and after the Base Date and (ii) to exclude any increase or decrease in assets under management due to market appreciation or depreciation or currency fluctuations from and after the Base Date.

                  For purposes of calculating the Base Revenue Run-Rate and the Closing Revenue Run-Rate, all accounts of the Clients Previously Disclosed in section 2.01(d)(i) of the General Partner's Disclosure Schedules shall be excluded.

                           (ii) PUBLIC PARTNERSHIP GP UNITS. Each unit of
                  general partner interest in Public Partnership issued and outstanding immediately prior to the Public Partnership Effective Time (a "PUBLIC PARTNERSHIP GP UNIT") shall be converted into the right to receive, without interest, an amount in cash equal to the Unit Price.

                           (iii) CANCELLATIONS OF UNITS, ETC. All such Public
                  Partnership LP Units and all such Public Partnership GP Units (collectively, "PUBLIC PARTNERSHIP UNITS"), by virtue of the Public Partnership Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Public Partnership Units shall thereafter cease to have any rights with respect to such Public Partnership Units, except the right to receive the Unit Price for each Public Partnership Unit upon the surrender of such certificate in accordance with
                  Section 2.01(f).

                  (e) PUBLIC PARTNERSHIP MERGER SUB. At the Public Partnership Effective Time, the limited partner interest in Public Partnership Merger Sub issued and outstanding immediately prior to the Public Partnership Effective Time shall be converted into and become exchangeable for the limited partner interest in the Public Partnership Surviving Partnership and the general partner interest in Public Partnership Merger Sub issued and outstanding immediately prior to the Public Partnership Effective Time shall be converted into the general partner interest in Public Partnership Surviving Partnership.

                  (f)      PAYMENT FOR PUBLIC PARTNERSHIP UNITS.

                           (i) PAYING AGENT. At or prior to the Public
                  Partnership Effective Time, Buyer shall deposit, or shall cause to be deposited, with a paying agent selected by Buyer and not reasonably objected to by Public Partnership (the "PAYING AGENT"), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 2.01(d)(i) and (ii) to holders of Public Partnership Units issued and outstanding immediately prior to the Public Partnership Effective Time ("PUBLIC PARTNERSHIP UNITHOLDERS").

                           (ii) PAYMENT PROCEDURES. Promptly after the Public
                  Partnership Effective Time, Buyer shall cause Public Partnership Surviving Partnership to cause to be mailed to each Person who was, at the Public Partnership Effective Time, a holder of record of issued and outstanding Public Partnership Units (i) a letter of transmittal specifying that delivery shall be effected, and the risk of loss and title to each certificate representing Public Partnership Units shall pass, only upon delivery of such certificate (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be customary in form and substance, and (ii) instructions for use in effecting the surrender of such certificates. Upon surrender to the Paying Agent of any such certificate, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Buyer shall cause Public Partnership Surviving Partnership to promptly cause to be paid to the Person(s) entitled thereto, by check, the amount to which such Person(s) are entitled pursuant to Section 2.01(d)(i) or (ii), as the case may be, after giving effect to any required tax withholding. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a Person other than the registered holder of a certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of Public Partnership Surviving Partnership or the Paying Agent that such tax has been paid or is not applicable.

                           (iii) TRANSFERS. After the Public Partnership
                  Effective Time, there shall be no transfers on the books and records of Public Partnership of the Public Partnership Units that were outstanding immediately prior to the Public Partnership Effective Time.

                           (iv) TERMINATION OF PAYMENT FUND. Three hundred and
                  sixty five (365) days following the Public Partnership Effective Time, Public Partnership

                  Surviving Partnership or its successor shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to Public Partnership Unitholders since the Public Partnership Effective Time, and thereafter such holders shall be entitled to look to Public Partnership Surviving Partnership only as general creditors thereof with respect to the cash payable upon due surrender of such certificates. Notwithstanding the foregoing, neither the Paying Agent nor any Party hereto shall be liable to any holder of such certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Public Partnership Surviving Partnership shall pay all charges and expenses, including those of the Paying Agent, in connection with the payment of cash in exchange for Public Partnership Units.

                           (v) LOST, STOLEN OR DESTROYED PUBLIC PARTNERSHIP
                  CERTIFICATES. In the event any certificate representing Public Partnership Units shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Public Partnership, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the consideration due to such holder pursuant to Section 2.01(d)(i) or (ii) upon due surrender of the Public Partnership Units represented by such certificate.

                  (g) DISSENTERS' OR APPRAISAL RIGHTS. Public Partnership Unitholders shall not be entitled to any dissenters' rights or rights of appraisal with respect to such holders' Public Partnership Units.

                  (h) ADJUSTMENTS TO PREVENT DILUTION. In the event that
         Public Partnership changes the number of Public Partnership Units issued and outstanding prior to the Public Partnership Effective Time, by means of a unit split, recapitalization, unit consolidation or similar transaction, the Unit Price shall be proportionately adjusted.

         2.02     THE PRIVATE PARTNERSHIP MERGER.

                  (a) THE PRIVATE PARTNERSHIP MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Private Partnership Effective Time, Private Partnership Merger Sub shall be merged with and into Private Partnership and the separate partnership existence of Private Partnership Merger Sub shall thereupon cease (the "PRIVATE PARTNERSHIP MERGER"). Private Partnership shall be the surviving entity in the Private Partnership Merger (sometimes hereinafter referred to as the "PRIVATE PARTNERSHIP SURVIVING PARTNERSHIP"), and the separate partnership existence of Private Partnership, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Private Partnership Merger, except as set forth in
         Section 2.02(c). The Private Partnership Merger shall have the effects specified in Section 17-211(h) of the DE Partnership Law.

                  (b) PRIVATE PARTNERSHIP EFFECTIVE TIME. Immediately following the consummation of the transactions contemplated by Section 2.01(a), Private Partnership and Private Partnership Merger Sub will cause a certificate of merger (the "PRIVATE PARTNERSHIP CERTIFICATE OF MERGER") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 17-211(c) of the DE Partnership Law. The Private Partnership Merger shall become effective immediately following the Public Partnership Effective Time, such time to be specified in the Private Partnership Certificate of Merger (the "PRIVATE PARTNERSHIP EFFECTIVE TIME"), PROVIDED, HOWEVER, that the Private Partnership Merger shall not become effective and the provisions of this Section 2.02 shall have no effect unless the Public Partnership Merger shall have become effective prior thereto.

                  (c) THE PRIVATE PARTNERSHIP SURVIVING PARTNERSHIP AGREEMENT. Effective as of the Private Partnership Effective Time, the Private Partnership Partnership Agreement shall be amended and restated in its entirety and a new partnership agreement shall be adopted which limited partnership agreement shall be in a form to be determined by Buyer prior to the Closing.

                  (d) EFFECT ON PARTNERSHIP INTERESTS. At the Private Partnership Effective Time, as a result of the Private Partnership Merger and without any action on the part of the holders of any partnership interest in Private Partnership:

                           (i) PRIVATE PARTNERSHIP MERGER CONSIDERATION. Each
                  unit of limited partner interest in Private Partnership issued and outstanding immediately prior to the Private Partnership Effective Time (a "PRIVATE PARTNERSHIP LP UNIT") shall be converted into the right to receive, without interest, an amount in cash equal to the Unit Price.

                           (ii) PRIVATE PARTNERSHIP GP UNITS. (A) Each unit of
                  general partner interest in Private Partnership held by Public Partnership Surviving Partnership immediately prior to the Private Partnership Effective Time shall be canceled and extinguished, and no payment will be made with respect to those Units and (B) each other unit of general partner interest in Private Partnership issued and outstanding immediately prior to the Private Partnership Effective Time (a "PRIVATE PARTNERSHIP GP UNIT") shall be converted into the right to receive, without interest, an amount in cash equal to the Unit Price.

                           (iii) CANCELLATIONS OF UNITS, ETC. All such Private
                  Partnership LP Units and all such Private Partnership GP Units (collectively, "PRIVATE PARTNERSHIP

                  UNITS"), by virtue of the Private Partnership Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each Private Partnership Unitholder shall thereafter cease to have any rights with respect to such Private Partnership Units, except the right to receive the Unit Price for each Private Partnership Unit in accordance with Section 2.02(f).

                  (e) PRIVATE PARTNERSHIP MERGER SUB. At the Private Partnership Effective Time, the limited partner interest in Private Partnership Merger Sub issued and outstanding immediately prior to the Private Partnership Effective Time shall be converted into and become exchangeable for the limited partner interest in Private Partnership Surviving Partnership, and the general partner interest in Private Partnership Merger Sub issued and outstanding immediately prior to the Private Partnership Effective Time shall be converted into the general partner interest in Private Partnership Surviving Partnership.

                  (f) PAYMENT FOR PRIVATE PARTNERSHIP UNITS.

                           (i) PRIVATE PARTNERSHIP PAYING AGENT. At or prior to
                  the Private Partnership Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Paying Agent, amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 2.02(d)(i) and (ii), as the case may be, to holders of Private Partnership Units issued and outstanding immediately prior to the Private Partnership Effective Time ("PRIVATE PARTNERSHIP UNITHOLDERS").

                           (ii) PAYMENT PROCEDURES. Promptly after the Private
                  Partnership Effective Time, Buyer shall cause Private Partnership Surviving Partnership to cause to be mailed or delivered to each Person who was, at the Private Partnership Effective Time, a holder of record of issued and outstanding Private Partnership Units a letter of transmittal, such letter of transmittal to be customary in form and substance. Upon receipt by the Paying Agent of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Buyer shall cause Private Partnership Surviving Partnership to promptly cause to be paid to the Person(s) entitled thereto, by check or by wire, as indicated on such letter of transmittal, the amount to which such Person(s) are entitled pursuant to Section 2.02(d)(i) and 2.02(ii), after giving effect to any required tax withholding. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate.

                           (iii) TRANSFERS. After the Private Partnership
                  Effective Time, there shall be no transfers on the books and records of Private Partnership of the Private

                  Partnership Units that were outstanding immediately prior to the Private Partnership Effective Time.

                           (iv) TERMINATION OF PAYMENT FUND. Three hundred and
                  sixty five (365) days following the Private Partnership Effective Time, Private Partnership Surviving Partnership or its successor shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Private Partnership Paying Agent which have not been disbursed to Private Partnership Unitholders since the Private Partnership Effective Time, and thereafter such holders shall be entitled to look to Private Partnership Surviving Partnership only as general creditors thereof with respect to the cash payable upon due surrender of such certificates. Notwithstanding the foregoing, neither the Paying Agent nor any Party hereto shall be liable to Private Partnership Unitholders for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Private Partnership Surviving Partnership shall pay all charges and expenses, including those of the Paying Agent, in connection with the payment of cash in exchange for Private Partnership Units.

                  (g) DISSENTERS' OR APPRAISAL RIGHTS. Private Partnership Unitholders shall not be entitled to any dissenters' rights or rights of appraisal with respect to such holders' Private Partnership Units.

                  (h) ADJUSTMENTS TO PREVENT DILUTION. In the event that Private Partnership changes the number of Private Partnership Units issued and outstanding prior to the Private Partnership Effective Time, by means of a unit split, recapitalization, unit consolidation or similar transaction, the Unit Price shall be proportionately adjusted.

         2.03 TREATMENT OF OTHER EQUITY INTERESTS. The Sellers shall take all actions necessary so that (i) each outstanding option (an "OPTION") to purchase Public Partnership Units granted to employees, directors or consultants of the Public Partnership and its Affiliates under the Partnership Equity Plans, whether or not then vested or exercisable, shall (x) become fully vested and exercisable immediately prior to the Closing, and (y) be canceled as of the Closing and thereafter represent the right to receive at the Closing, or as soon as practicable thereafter, from Private Partnership Surviving Partnership in consideration for such cancellation an amount in cash equal to the product of
(A) the number of Public Partnership Units previously subject to such Option and
(B) the excess, if any, of the Unit Price over the exercise price per Public Partnership Unit previously subject to such Option, less any required withholding taxes; and (ii) the restrictions applicable to each Restricted Unit granted to employees, directors or consultants of the Public Partnership and its Affiliates under the Partnership Equity Plans in respect of Public Partnership Units shall lapse immediately prior to the Closing; it being understood that the holders of each Restricted Unit shall thereafter be entitled to participate in the Public Partnership Merger in the same manner as all other Public Partnership Unitholders. Buyer and Buyer Parent agree to provide sufficient funds to Private Partnership Surviving Partnership to allow it to meet its obligations under this Section 2.03.

         2.04 CLOSING. The closing of the Transactions (the "CLOSING") shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York at 10:00 A.M. on the fifth business day after the date on which the last of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) that are to be fulfilled or waived shall have been fulfilled or waived in accordance with this Agreement (and, in any event, at least ten days after the end of a calendar month), PROVIDED that, in the sole discretion of General Partner,

                                    (A) the Closing may be delayed in order to
                           permit the Sellers to obtain Client consents
                           (PROVIDED that such consents are reasonably expected to be obtained within 45 days of when the Closing would otherwise occur and PROVIDED FURTHER, that Closing may not be delayed beyond the Termination
                           Date) in order to avoid or mitigate the adjustment to the Unit Price set forth in the first proviso of
                           Section 2.01(d)(i), and

                                    (B) the Closing may occur on such fifth
                           business day (or on such other date permitted by clause (A) of this Section 2.04(i)), PROVIDED that to the extent that the Unit Price will be adjusted pursuant to the first proviso of Section 2.01(d)(i) solely as a result of the failure of the applicable Subsidiary of Private Partnership to obtain the consent of one or more Registered Investment Companies in accordance with Section 4.04(c) due to the absence of a quorum at a shareholder meeting, notwithstanding any other term or provision of this
                           Article II, (1) the Buyer shall pay the amount of such adjustment into an escrow account (the "ESCROW ACCOUNT") to be established with a third party financial institution with customary terms to be agreed upon by General Partner and Buyer, (2) if any such consent or consents are obtained in accordance with Section 4.04(c) within the period permitted by Rule 15a-4 under the Investment Company Act, each Person who was entitled to receive payments under this Article II shall be promptly paid the excess of
                           (x) the amount such Person would have been paid under this Article II (without regard to any required withholding tax) had all such consents received at or prior to such time from such consenting Registered Investment Companies been obtained prior to the Closing and (y) the aggregate amount previously paid (or, had no tax withholding been required, the aggregate amount that would have been paid) to such Person pursuant to this Article II, plus earnings on such excess, net of any expenses, including those of the escrow agent, if any, and less any required tax withholding and (3) upon the termination of such period, any amount remaining in such escrow account not required to paid in accordance with clause (2) of this Section 2.04(i)(B) shall be promptly paid to Buyer (the parties further agree that (1) notwithstanding the foregoing, no payment under this Section 2.04(i)(B) shall be required to be made until the later of (A) the compliance by the holder to which any payment is required to be made with the payment procedures described in Article II and (B) the earlier of the time at which (i) all such consents shall have been obtained, (ii) sufficient consents shall have been obtained such that had such consents been obtained prior to the Closing no such adjustment would have been required and (iii) the expiration of the period permitted by Rule 15a-4 under the Investment Company Act, (2) Buyer shall instruct the third party financial institution selected to act as escrow agent to invest the amounts deposited into the Escrow Account in investments as agreed to in the escrow agreement, and (3) Buyer shall be entitled to make all payments to the former unitholders in accordance with the instructions received in connection with the compliance with the payment procedures described in Article II by the applicable former unitholder), or

                           (ii) at such other place and time and/or on such
                  other date as Buyer and General Partner may agree in writing (the "CLOSING DATE").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01 DISCLOSURE SCHEDULES. On or prior to the execution hereof, (i) Buyer has delivered to General Partner a disclosure schedule and (ii) General Partner has delivered to Buyer a disclosure schedule (with respect to each such delivering Party or Parties, its "DISCLOSURE SCHEDULE"), in each case setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to the correspondingly labeled representation or warranty (or such other representation or warranty to the extent that it is reasonably apparent that such disclosure is applicable to such other representation or warranty) made pursuant to Section 3.03 or 3.04, as the case may be; PROVIDED that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents such an exception or that such item is reasonably likely to result in a Material Adverse Effect with respect to such Party.

         3.02 STANDARDS. For purposes of the representations and warranties set forth in Sections 3.03 and 3.04, no representation or warranty contained in
Section 3.03 (excluding paragraph (i)(D) thereof), in the case of each Seller, and Section 3.04, in the case of Buyer shall be deemed untrue or incorrect, and no Party shall be deemed to have breached such a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless:

                  (a) in the case of each representation and warranty contained in paragraphs (b), (c), (f), (g)(ii)(A), (h) and (l)(iii) and (ix) of
         Section 3.03, and paragraphs (b), (c) and (d) of Section 3.04 (without regard to any qualification as to materiality, Material Adverse Effect, substantially or other words of qualification set forth in such representations and warranties), such fact, circumstance or event would cause any such representation and warranty to fail to be true and correct in any material respect; and

                  (b) in the case of each other representation and warranty contained in Section 3.03 and Section 3.04 (other than Section 3.03(d)) (without regard to any qualification as to materiality, Material Adverse Effect, substantially or other words of qualification set forth in such representations and warranties) such fact, circumstance or event, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to such Party.

         3.03 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Except as Previously Disclosed, each of the Sellers makes each of the following representations and warranties.

                  (a) ORGANIZATION, STANDING AND AUTHORITY. Each of the Sellers hereby represents and warrants that:

                           (i) it and each of its Subsidiaries is duly organized
                  or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, with full power and authority to own, lease or operate its assets and to carry on its business as currently conducted;

                           (ii) it and each of its Subsidiaries is duly
                  qualified to do business and is in good standing in each state of the United States and any jurisdiction outside the United States where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified; and

                           (iii) prior to the date hereof, it has made available
                  to Buyer a complete and correct copy, as of the date hereof, of its Constituent Documents and the Constituent Documents of each of its Material Subsidiaries, in each case as amended to such date. As of the date hereof, each such Constituent Document is in full force and effect.

                  (b) CAPITALIZATION OF PRIVATE PARTNERSHIP; EQUITY INTERESTS. Each of the Sellers hereby represents and warrants that:

                           (i) as of May 31, 2000, there were 6,301,582 Private
                  Partnership GP Units, and 38,078,004 Private Partnership LP Units issued and outstanding, which together constituted all of the issued and outstanding Equity Interests in Private Partnership as of such date;

                           (ii) as of May 31, 2000, 100 Private Partnership GP
                  Units were held of record and beneficially by General Partner free and clear of all Encumbrances by the General Partner, and 6,301,482 Private Partnership GP Units were held of record and beneficially by Public Partnership free and clear of all Encumbrances;

                           (iii) as of May 31, 2000, all of the outstanding
                  Private Partnership LP Units were held of record by the Persons set forth in Section 3.03(b) of its Disclosure Schedule, which also sets forth the number of Private Partnership LP Units held by each such Person;

                           (iv) each of the outstanding Private Partnership LP
                  Units and Private Partnership GP Units was duly authorized and validly issued, is fully paid, and, subject to Applicable Law, nonassessable, is not and subject to preemptive rights and was not issued in violation of any preemptive rights;

                           (v) as of May 31, 2000, there are no Equity Interests
                  in Private Partnership to be received by any Person pursuant to any Contract or Compensation and Benefit Plan;

                           (vi) as of May 31, 2000, there were no outstanding
                  rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Private Partnership LP Units, Private Partnership GP Units or other Equity Interests in Private Partnership or securities of Private Partnership or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Private Partnership LP Units, Private Partnership GP Units or other Equity Interests or securities of Private Partnership and no securities or obligations evidencing such rights are authorized, issued or outstanding; and

                           (vii) except as Previously Disclosed, neither Private
                  Partnership nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations for borrowed money the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote, with the holders of Private Partnership LP Units or Private Partnership GP Units on any matter.

                  (c) PUBLIC PARTNERSHIP CAPITALIZATION. Each of the Sellers hereby represents and warrants that:

                           (i) as of May 31, 2000, there were 110,000 Public
                  Partnership GP Units and 6,191,482 Public Partnership LP Units issued and outstanding, which together constituted all of the issued and outstanding Equity Interests in Public Partnership;

                           (ii) each Public Partnership GP Unit is held of
                  record and beneficially by General Partner free and clear of all Encumbrances;

                           (iii) each of the outstanding Public Partnership LP
                  Units and Public Partnership GP Units was and each Public Partnership Unit issuable pursuant to options will be, when so issued, duly authorized and validly issued, is or, when so issued, will be fully paid and, subject to Applicable Law, nonassessable, is not and, when so issued, will not be subject to preemptive rights, and was not and, when so issued, will not be issued in violation of any preemptive rights;

                           (iv) except for the options to acquire 7,628,857
                  Public Partnership Units Previously Disclosed pursuant to clause (v) below, as of May 31, 2000, there were no outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Public Partnership LP Units, Public Partnership GP Units or other Equity Interests in Public Partnership or securities of Public Partnership or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Public Partnership LP Units, Public Partnership GP Units or other Equity Interests or securities of Public Partnership and no securities or obligations evidencing such rights are authorized, issued or outstanding;

                           (v) Previously Disclosed is a list, as of May 31,
                  2000, of any Equity Interests in Public Partnership to be received by any Person pursuant to any Contract or Compensation and Benefit Plan, indicating the name of each such Person, the Contract or Compensation and Benefit Plan pursuant to which it is entitled or will be entitled to receive such Equity Interests, the type, class and number of Equity Interests the Person is or will be entitled to receive thereunder, the equivalent amount of Public Partnership Units such Equity Interests represent and the purchase price, if any, to be paid by such Person in consideration for such Equity Interests; and

                           (vi) except as Previously Disclosed, neither Public
                  Partnership nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations for borrowed money the holders of which have the right to vote, or are convertible into or exercisable for securities having the right to vote, with the holders of Public Partnership LP Units or Public Partnership GP Units on any matter.

                  (d) AGGREGATE CAPITALIZATION. There will be no more than 52,050,000 Private Partnership Units outstanding (assuming all options to acquire Public Partnership Units have been exercised) at the Closing.

                  (e) SUBSIDIARIES AND CONTROLLED AFFILIATES OF PRIVATE PARTNERSHIP. Each of the Sellers hereby represents and warrants that:

                           (i) Previously Disclosed is a complete and correct
                  list of all of the Subsidiaries of Private Partnership and each Affiliate of Private Partnership controlled by Private Partnership or any of its Subsidiaries (other than any Affiliates that individually or in the aggregate are not material to Private Partnership and its Subsidiaries as a whole) (a "CONTROLLED AFFILIATE"), together with the jurisdiction of organization of each such Subsidiary and Controlled Affiliate;

                           (ii) except as Previously Disclosed, Private
                  Partnership owns, directly or indirectly, all of the issued and outstanding Equity Interests in and other securities of each of its Subsidiaries, free and clear of any Encumbrances;

                           (iii) except as Previously Disclosed, each of the
                  outstanding Equity Interests in and each other security of each of its Subsidiaries was duly authorized and validly issued, is fully paid and, subject to Applicable Law, nonassessable, and was not issued in violation of any preemptive rights; and

                           (iv) except as Previously Disclosed, there are no
                  preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Equity Interests of any such Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Equity Interests, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

                  (f) AUTHORITY; APPROVAL AND FAIRNESS. Each of the Sellers hereby represents and warrants that:

                           (i) each such Person has all requisite corporate,
                  partnership or limited liability company power and authority and has taken all corporate, partnership or limited liability company action necessary in order to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to consummate, subject to the adoption of this Agreement by

                  (A) the Public Partnership Unitholders in accordance with the Public Partnership Partnership Agreement and DE Partnership Law and (B) the Private Partnership Unitholders in accordance with the Private Partnership Partnership Agreement and DE Partnership Law, the transactions contemplated by such Transaction Documents;

                           (ii) no Person has any dissenter's, appraisal or
                  similar right with respect to the consummation of the Transactions contemplated by this Agreement or the other Transaction Documents; and

                           (iii) each Transaction Document to which such Person
                  is a party is or, when executed and delivered in accordance with the terms thereof or of this Agreement and assuming the due authorization, execution and delivery by each other Person who is a party thereto, will be a valid and binding agreement of such Person, enforceable against such Person in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights, and subject as to enforceability to general equity principles.

                  (g) REGULATORY FILINGS; NO DEFAULTS. Each of the Sellers hereby represents and warrants as to itself and each of its Subsidiaries that:

                           (i) except as Previously Disclosed, no consents,
                  registrations, approvals, permits or authorizations of, or notices, reports, registrations or other filings with, any Authority are required to be made or obtained by any such Person in connection with the execution, delivery or performance by it or any of its Subsidiaries of this Agreement or any other Transaction Document to which it or any of its Subsidiaries is a party, or to consummate the transactions hereunder or thereunder except for filings to be made under the HSR Act and the filings required pursuant to Sections 2.01(b) and 2.02(b); and

                           (ii) the execution and delivery by it and each of its
                  Subsidiaries that is a party to a Transaction Document of each of the Transaction Documents to which such Person is a party does not, and, subject to the satisfaction of Section 3.03(f)(i) and 3.03(g)(i) above, the consummation of the transactions thereunder will not, constitute or result in (A) a breach or violation of, or a default under, its Constituent Documents or those of any of its Subsidiaries, (B) except as Previously Disclosed, a breach or violation of, or a default or loss of benefits under, the acceleration of any obligations or the creation of an Encumbrance on its assets or those of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Seller Material Contract or any governmental permit or license held by it or any of its Subsidiaries or to which any such Person or any of its assets is subject or (C) except as Previously Disclosed, any change in the rights or obligations of any party under any of such Contracts.

                  (h) PUBLIC PARTNERSHIP FINANCIAL STATEMENTS; SEC REPORTS. Each of the Sellers hereby represents and warrants that:

                           (i) Public Partnership has filed with the SEC and
                  made available to Buyer a copy of all reports, registration statements, proxy statements or information statements filed with the SEC by Public Partnership since December 31, 1998, under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (collectively with any such reports filed subsequent to the date hereof and as amended, the "SEC REPORTS");

                           (ii) as of their respective dates (or, if amended, as
                  of the date of such amendment), the SEC Reports complied, and any SEC Reports filed with the SEC subsequent to the date hereof will comply, in all material respects with the Securities Act or the Exchange Act, as the case may be, and the SEC Reports did not, and any SEC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading;

                           (iii) each of the statements of financial condition
                  of Public Partnership and the consolidated statements of financial condition of Private Partnership included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents, or if filed after the date hereof will fairly present, the financial condition of Public Partnership and Private Partnership as of its respective date, and each of the related statements of operations, cash flows and changes in partners' capital of Public Partnership and each of the related consolidated statements of operations, cash flows and changes in partners' capital of Private Partnership included in or incorporated by reference into the SEC Reports (including the related notes, statements and schedules) fairly presents, or if filed after the date hereof will fairly present, the results of operations, cash flow or changes in partners' capital, as the case may be, of Public Partnership and Private Partnership for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein;

                           (iv) except as disclosed in the SEC Reports or as
                  Previously Disclosed, since December 31, 1999 (the "AUDIT DATE"), none of Public Partnership, Private Partnership or their respective Subsidiaries has incurred any material liability

                  (accrued, contingent or otherwise) other than (A) in the ordinary course of business consistent with past practice since the Audit Date or (B) as contemplated by or in connection with the Transaction Documents; and

                           (v) the books and records of each of the Sellers and
                  their respective Subsidiaries and Sponsored Investment Companies have been maintained in accordance with GAAP in all material respects and in accordance with good business practices and all Applicable Laws and reflect only actual transactions.

                  (i) ABSENCE OF CERTAIN CHANGES. Each of the Sellers hereby represents and warrants that, except as disclosed in the SEC Reports filed prior to the date hereof, as Previously Disclosed, or as contemplated by the Transaction Documents, since the Audit Date, Public Partnership, Private Partnership and their respective Subsidiaries have conducted their respective businesses in the ordinary course and (A) there has not been, as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution in respect of its Equity Interests, except (x) for distributions of any kind not in excess of such Person's operating cash flow for such period plus prior reserves or (y) distributions to Private Partnership from any Subsidiaries thereof; (B) there has not been any change by any such Persons in accounting principles, practices or methods other than any change required by a change in GAAP; (C) it has not (i) made or agreed to make any increase in wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any Executive Officers or, other than in the ordinary course of business consistent with past practice, to any other directors, managing directors, officers, consultants or employees of Private Partnership, Public Partnership or any of their Subsidiaries, (ii) granted or agreed to grant any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, to any Executive Officers or, other than in the ordinary course of business consistent with past practice, to any other directors, managing directors, officers or employees of Private Partnership, Public Partnership or any of their Subsidiaries; (iii) granted or agreed to grant any stock appreciation rights or granted any rights to acquire any Private Partnership Units, Public Partnership Units or any other Equity Interests in either Public Partnership or Private Partnership or any of their Subsidiaries to any directors, managing directors, officers or employees of Private Partnership, Public Partnership or any of their Subsidiaries, in each case, other than grants to employees that are not Executive Officers made in the ordinary course of business consistent with past practice under its Compensation and Benefits Plans; or (iv) amended or agreed to amend any of the Compensation and Benefits Plans in a manner that would cause a material increase in the costs of providing benefits thereunder; and (D) there has occurred no event and arisen no condition which has resulted in or could reasonably be expected to result in a Material Adverse Effect with respect to the Sellers.

                  (j) LITIGATION. Except as disclosed in the SEC Reports or as Previously Disclosed, there is no suit, action or proceeding pending or, to the knowledge of Sellers, threatened against or affecting General Partner, Public Partnership, Private Partnership or their Subsidiaries or any of their or their Subsidiaries' assets or properties that individually or in the aggregate has had or would reasonably be expected (i) to result in a Material Adverse Effect with respect to the Sellers, Public Partnership Surviving Partnership or Private Partnership Surviving Partnership,
         (ii) as of the date hereof, to impair the ability of the Sellers to perform their obligations under this Agreement in any material respect or (iii) as of the date hereof, to delay in any material respect or prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Authority or arbitrator outstanding against the General Partner, Public Partnership, Private Partnership or any of their Subsidiaries having, or which would reasonably be expected to result in, a Material Adverse Effect with respect to the Sellers.

                  (k) COMPLIANCE WITH APPLICABLE LAWS; PERMITS. Each Seller hereby represents and warrants that:

                           (i) it and each of its Subsidiaries is in substantial
                  compliance with all Applicable Laws;

                           (ii) it and each of its Subsidiaries is in
                  substantial compliance with all requirements under Applicable Law for permits, licenses, authorizations, orders and approvals of all Authorities that are required in order to permit such Person to own or lease its properties and assets and to conduct its business as presently conducted; and all of such Person's material permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to such Seller's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely;

                           (iii) (A) it and each of its Subsidiaries which is
                  required to be registered as a broker/dealer, an investment adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant or transfer agent (or in a similar capacity) with any Authority, is duly registered and each such registration is in full force and effect; and (B) each of the officers and employees of it and its Subsidiaries and each other Person of which Private Partnership or its Subsidiaries or any of their officers or employees is a "person associated with a broker or dealer", as defined in Section 3(a)(18) of the Exchange Act that, in any case, is required to be registered or licensed as a broker/dealer, an investment adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant, transfer agent or a sales person (or in a similar capacity) with any Authority, is duly registered or licensed and each such registration or license is in full force and effect; except, in the case of any officer or employee, for any failure to be so registered or licensed that, individually or in the aggregate, does not and would not be reasonably likely to, materially affect the business conducted by Public Partnership, Private Partnership and their Subsidiaries taken as a whole;

                           (iv) neither it nor any of its Subsidiaries has
                  received, since January 1, 1998, any notification or communication in writing, from any Authority (A) threatening to revoke or condition the continuation of any material license, franchise, seat on any exchange, permit, or governmental authorization or (B) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on similarly regulated Persons generally);

                           (v) to its knowledge, there are no pending or
                  threatened investigations, examinations, audits, reviews or disciplinary proceedings by any Authority, other than investigations, examinations, audits and reviews that are (A) conducted in the ordinary course of it, any of its Subsidiaries or any director, managing director, officer or employee of any Seller or any such Subsidiary and (B) that are not reasonably likely to materially adversely affect the business conducted by Private Partnership, Public Partnership and its Subsidiaries taken as a whole;

                           (vi) except as Previously Disclosed, neither any
                  Seller nor any Subsidiary thereof nor any of their respective directors, managing directors, executive officers or employees is subject to any cease and desist, censure or other disciplinary or similar order issued by, or is a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, or is a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, any Authority with respect to the business of such Person;

                           (vii) neither it nor any of its Subsidiaries is
                  registered as, or is required to be registered as, an investment company under the Investment Company Act;

                           (viii) each Form ADV filed by each Subsidiary or
                  Private Partnership that is a registered investment adviser under the Investment Advisers Act, in its most recent form filed with the SEC, including any amendments thereto filed with the SEC, complies in all material respects with the Investment Advisers Act and is complete and correct in all significant respects and omits no material facts required to be stated therein;

                           (ix) each Form BD filed by each Subsidiary of Private
                  Partnership that is a registered broker dealer under the Exchange Act, in its most recent form filed with the SEC, including any amendments thereto filed with the SEC, complies in all material respects with the Exchange Act and is complete and correct in all significant respects and omits no material facts required to be stated therein; and

                           (x) each Form TA filed by each Subsidiary of Private
                  Partnership that is a registered transfer agent under the Exchange Act, in its most recent form filed with the SEC, including any amendments thereto filed with the SEC, complies in all material respects with the Exchange Act and is complete and correct in all significant respects and omits no material facts required to be stated therein.

                  (l) TAX MATTERS. Each Seller hereby represents and warrants that except as Previously Disclosed:

                           (i) all material Tax Returns required to be filed on
                  or before the Closing Date by Private Partnership or any of its Subsidiaries have been, or will be, duly and timely filed or furnished, the information reflected on those Tax Returns was, or when filed or furnished will be, accurate and complete in all material respects, and Private Partnership and each of its Subsidiaries has, or will have, timely paid all material Taxes for which it is responsible that are due on or before the Closing Date, and through the Closing Date will have maintained adequate reserves on its books in accordance with GAAP for all Taxes payable by it that have accrued but are not yet due;

                           (ii) no assessments, claims or deficiencies for any
                  material Taxes of Private Partnership or any of its Subsidiaries have been proposed, asserted, assessed, or threatened in writing;

                           (iii) there are no outstanding waivers or agreements
                  extending the applicable statute of limitations for any period with respect to any material Taxes of Private Partnership or any of its Subsidiaries;

                           (iv) each of Private Partnership and, to the Seller's
                  knowledge, Capital Growth Management L.P. ("CGM") is and since its formation has been properly classified as a partnership for United States federal income Tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704 of the Code;

                           (v) each of Private Partnership's Subsidiaries (other
                  than Subsidiaries organized as corporations (the "CORPORATE SUBSIDIARIES")) is and since its formation has been properly characterized as either a partnership or a disregarded entity for United States federal income Tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" as defined in Section 7704(b) of the Code;

                           (vi) Private Partnership and each Subsidiary of
                  Private Partnership (other than the Corporate Subsidiaries and any Subsidiary properly classified as a disregarded entity for United States federal income tax purposes) and CGM has made a valid election under Section 754 of the Code and such election remains in full force and effect, and will remain in full force and effect, through the Closing Date;

                           (vii) all material Tax Returns required to be filed
                  on or before the Closing Date by Public Partnership have been, or will be, duly and timely filed or furnished, the information reflected on those Tax Returns was, or when filed or furnished will be, accurate and complete in all material respects, and Public Partnership has, or will have, timely paid all material Taxes for which it is responsible that are due on or before the Closing Date, and through the Closing Date will have maintained adequate reserves on its books in accordance with GAAP for all Taxes payable that have accrued but are not yet due;

                           (viii) no assessments, claims or deficiencies for any
                  material Taxes of Public Partnership have been proposed, asserted, assessed, or threatened in writing;

                           (ix) there are no outstanding waivers or agreements
                  extending the applicable statute of limitations for any period with respect to any material Taxes of Public Partnership;

                          (x) Public Partnership is and since its formation has
                  been properly characterized as a partnership for United States federal income tax purposes and not as an association taxable as a corporation;

                           (xi) Public Partnership is an "electing 1987
                  partnership" as defined in Section 7704(g)(2) of the Code and has made a valid election pursuant to Section 7704(g)(2) of the Code, and such election remains in full force and effect, and will remain in full force and effect through the Closing Date;

                           (xii) Public Partnership has made a valid election
                  under Section 754 of the Code and such election remains in full force and effect, and will remain in full force and effect, through the Closing Date;

                           (xiii) each Sponsored Registered Investment Company
                  is and since its formation has been a "regulated investment company" as defined in Section 851(a) of the Code, taking into account the limitations in Section 851(b) of the Code;

                           (xiv) each Sponsored Registered Investment Company
                  has met the requirements of Section 852(a) of the Code for each taxable year since its formation;

                           (xv) each Sponsored Non-Registered Investment Company
                  is properly classified as a partnership for United States federal income tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" as defined in Section 7704(b) of the Code;

                           (xvi) none of Public Partnership, Private Partnership
                  nor any of their Subsidiaries (other than the Corporate Subsidiaries) is an "Electing Large Partnership" as defined in
                  Section 775 of the Code and no "section 197 intangible" of Public Partnership, Private Partnership or any of their Subsidiaries is excluded from the definition of an "amortizable Section 197 intangible" by virtue of Section 197(f)(9) of the Code; and

                           (xvii) all material Tax Returns required to be filed
                  on or before the Closing Date by each Sponsored Registered Investment Company have been, or will be, duly and timely filed or furnished, the information reflected on those Tax Returns was, or when filed or furnished will be, accurate and complete in all material respects, and each Sponsored Registered Investment Company has, or will have, timely paid all material Taxes for which it is responsible that are due on or before the Closing Date, and through the Closing Date will have maintained adequate reserves on its books in accordance with GAAP for all Taxes payable that have accrued but are not yet due.

                  (m) EMPLOYEE BENEFIT PLANS. Each of the Sellers hereby represents and warrants that:

                           (i) Previously Disclosed is a complete and correct
                  list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, including but not limited to "employee benefit plans" within the meaning of Section 3(3) of ERISA, and employment or severance agreements and all similar plans and agreements of Public Partnership, Private Partnership and their Subsidiaries which cover any employee, former employee, consultant, former consultant, director or former director, member or former member, stockholder or former stockholder, partner or former partner, of Public Partnership or Private Partnership or any of their Subsidiaries or such Person's beneficiaries (the "COMPENSATION AND BENEFIT PLANS"), excluding offer letters made in the ordinary course of business. A complete and correct copy of each material Compensation and Benefit Plan, all amendments thereto, the most recent actuarial report, if any, and the most recent determination letter from the IRS, if any, has been provided or made available to Buyer prior to the date hereof. Except as Previously Disclosed, contemplated by the Transaction Documents or as required under Applicable Law (with respect to modifications or changes to Compensation and Benefit Plans existing as of the date hereof only), neither Public Partnership, Private Partnership nor any of their respective Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing material Compensation and Benefit Plan;

                           (ii) each such Compensation and Benefit Plan has been
                  operated and administered substantially in accordance with its terms and in substantial compliance with Applicable Law, including, but not limited to, ERISA and the Code, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA and the Code, or any other Applicable Law have been timely made. Each such Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Sellers are not aware of any circumstances likely to result in revocation of any such favorable determination letter from the IRS. No circumstances exist that are likely to materially adversely affect the qualified status of any material Compensation and Benefit Plan or the related trust. To the knowledge of the Sellers, there is no pending or, to their knowledge, threatened legal action, suit or claim relating to such Compensation and Benefit Plans, other than routine claims for benefits. None of Public Partnership, Private Partnership nor any of their respective Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that could reasonably be expected to subject any of them, any such Plan or any fiduciary thereof to a tax or penalty imposed by either
                  Section 4975 of the Code or Section 502 of ERISA in an amount that would be material, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof;

                           (iii) except as Previously Disclosed, neither Public
                  Partnership nor Private Partnership nor any of their respective Subsidiaries or ERISA Affiliates has ever maintained any Pension Plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code;

                           (iv) except as Previously Disclosed, with respect to
                  each Compensation and Benefit Plan that is a Pension Plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code and each Pension Plan maintained by an ERISA Affiliate of Public Partnership or Private Partnership: (1) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (2) the fair market value of the assets of such Compensation and Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Plan; (3) no reportable event within the meaning of

                  Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (4) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (5) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Private Partnership, Public Partnership or any of their respective Subsidiaries; and (6) the PBGC has not instituted proceedings to terminate any such Plan and, to the Sellers' knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee of administer, any such Plan;

                           (v) no Compensation and Benefit Plan is a
                  "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA ("MULTIPLE EMPLOYER PLAN"). None of Public Partnership, Private Partnership or any of their respective Subsidiaries or ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan;

                           (vi) there does not now exist, nor do any
                  circumstances exist that could result in, any liability (1) under Title IV or Section 302 of ERISA, (2) under sections 412 and 4971 of the Code, (3) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, and (4) under corresponding or similar provisions of foreign laws or regulations, that would be a liability of Public Partnership, Private Partnership or their respective Subsidiaries following the Closing;

                           (vii) all contributions required to be made by the
                  Public Partnership or Private Partnership or their respective Subsidiaries to any Compensation and Benefit Plan by Applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies under any Compensation and Benefit Plan, for any period through the date hereof have been timely made or paid in full to the extent required to be made or paid on or before the date hereof. Liabilities in respect of unfunded compensation plans and programs (including, but not limited to, deferred compensation plans and annual cash bonus plans) which are Compensation and Benefit Plans have been properly accrued and are fully reflected on the financial statements;

                           (viii) except as Previously Disclosed, none of
                  Private Partnership, Public Partnership nor any of their respective Subsidiaries has any obligation to provide retiree health and life insurance or other retiree death benefits under any

                  Compensation and Benefit Plan, other than benefits mandated by
                  Section 4980B of the Code or other Applicable Law; and

                           (ix) except as Previously Disclosed or as provided by
                  Section 2.03 hereof, as provided under any Compensation and Benefit Plan Previously Disclosed as in effect on the date hereof or as contemplated by a Transaction Document, the consummation of the Transactions would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Closing
                  Date) (A) entitle any present or former employee, consultant or director, member, stockholder or partner to any payment (including severance pay or similar compensation) or an excise tax gross-up or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any such Compensation and Benefit Plan or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any such Compensation and Benefit Plan, (C) result in any increase in benefits payable under any such Compensation and Benefit Plan, (D) result in any breach or violation of, or a default under, any such Compensation and Benefit Plans or (E) restrict or prohibit the right to amend or terminate any Compensation and Benefit Plan.

                 (n) BROKERS AND FINDERS. Each of the Sellers hereby represents and warrants that neither it, nor its Subsidiaries, nor any of its general partners, managing members, directors, managing directors, officers, or employees, if any, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with this Agreement or any of the Transactions other than Credit Suisse First Boston Corporation ("CSFB"), which has been employed as a financial advisor to Private Partnership and the fees and expenses of which have been Previously Disclosed and shall be paid by Private Partnership Surviving Partnership if the Closing occurs and by Private Partnership if this Agreement is terminated.

                 (o) INVESTMENT ADVISORY ACTIVITIES. Each of the Sellers hereby represents and warrants that:

                           (i) ADVISORY AGREEMENTS, INVESTMENT COMPANIES AND
                  OTHER CLIENTS. Each Advisory Agreement with the Investment Companies and each other Advisory Agreement with a Client of a Subsidiary of Private Partnership is valid, binding, in full force and effect, and enforceable against such Subsidiary in accordance with its terms, and as of the date hereof; none of the Sellers nor any of their Subsidiaries has received written or oral notice of default under or intent to call a default under any such Advisory Agreement, and to Seller's knowledge, there exists no event or condition which (with or without notice or lapse of time or both) would be a breach or a default on the part of the applicable Seller entity or on the part of the other party to such Advisory Agreements, other than such defaults or breaches that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Public Partnership, Private Partnership and their Subsidiaries, taken as a whole; each Advisory Agreement with the Sponsored Registered Investment Companies and to the Sellers' knowledge, each Advisory Agreement with all other Sponsored Investment Companies, subject to Section 15 of the Investment Company Act to which Private Partnership or any of its Subsidiaries is a party and all distribution plans adopted by the relevant Investment Company in accordance with Rule 12b-1 under the Investment Company Act (each, a "12b-1 PLAN") relating to such entities have been duly approved and continued and have been at all times in compliance with the Investment Company Act; and each Advisory Agreement with the Investment Companies and each other Advisory Agreement has been performed by Private Partnership or the applicable Subsidiary in accordance with its terms and with the Investment Company Act and all other Applicable Laws in all material respects; and each Advisory Agreement with the Investment Companies and each other Advisory Agreement, has been performed by Public Partnership or Private Partnership or the applicable Subsidiary in accordance with its terms and with the Investment Advisers Act and all other Applicable Laws in all material respects.

                           (ii)   SPONSORED NON-REGISTERED INVESTMENT COMPANIES.

                                    (A) each Sponsored Non-Registered Investment
                           Company that is a juridical entity has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate partnership, limited liability company, or similar power and authority, and possesses all rights, licenses, authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law (except where the failure to do so is not material to its business);

                                    (B) (1) all outstanding shares or units of
                           each Sponsored Non-Registered Investment Company have been issued and sold in substantial compliance with Applicable Law; and (2) each Sponsored Non-Registered Investment Company, since inception of operations, has been operated and is currently operating in substantial compliance with its respective investment objectives and policies and Applicable Law;

                                    (C) none of the Sponsored Non-Registered
                           Investment Companies has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws;

                                    (D) each Investment Company Board of any
                           Sponsored Non-Registered Investment Company having such a Board operates in substantial conformity with all requirements and restrictions applicable to such Sponsored Non-Registered Investment Company under all Applicable Laws to which such Sponsored Non-Registered Investment Company is subject;

                                    (E) the shares of, units of or interests in
                           each Sponsored Non-Registered Investment Company have been duly and validly issued and, except as set forth in the subscription or constituent documents of such companies, are fully paid and nonassessable;

                                    (F) each account to which Private
                           Partnership or any Subsidiary thereof provides investment management, advisory or subadvisory services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA; (ii) a Person acting on behalf of such a plan; or (iii) any entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA CLIENT") have been managed by Private Partnership or its applicable Subsidiary such that (A) the exercise of such management or provision of any services is in compliance in all material respects with the applicable requirements of ERISA and (B) neither Private Partnership nor any Subsidiary of Private Partnership has engaged in a "Prohibited Transaction" within the meaning of
                           Section 406 of ERISA or Section 4975(c) of the Code that would subject it to liability or Taxes under
                           Section 5409 or 502(i) of ERISA or Section 4975(a) of the Code.

                           (iii)    SPONSORED REGISTERED INVESTMENT COMPANIES.

                                    (A) each Sponsored Registered Investment
                           Company that is a juridical entity has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate partnership, limited liability company, or similar power and authority, and possesses all rights, licenses, authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law (except where the failure to do so is not material to its business);

                                    (B) (1) all outstanding shares or units of
                           each Sponsored Registered Investment Company have been issued and sold in substantial compliance with Applicable Law; and (2) each Sponsored Registered Investment Company, since inception of operations, has been operated and is currently operating in substantial compliance with its respective investment objectives and policies and Applicable Law;

                                    (C) none of the Sponsored Registered
                           Investment Companies has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws;

                                    (D) each Investment Company Board of any
                           Sponsored Registered Investment Company having such a Board operates in substantial conformity with all requirements and restrictions applicable to such Sponsored Registered Investment Company under all Applicable Laws to which such Sponsored Registered Investment Company is subject;

                                    (E) except as Previously Disclosed, the
                           shares or units of beneficial interest of each Sponsored Registered Investment Company have been duly and validly issued and are fully paid and nonassessable and the shares or units of beneficial interest of each Sponsored Registered Investment Company are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law;

                                    (F) each Subsidiary of the Private
                           Partnership that is an investment adviser to a Registered Investment Company has adopted a formal code of ethics and each Subsidiary of Private Partnership that is a registered investment adviser under the Investment Advisers Act has adopted a written policy regarding insider trading, each of which substantially complies with Applicable Law. The policies of such Subsidiary with respect to avoiding conflicts of interest are as set forth in the most recent Forms ADV thereof, as amended, and to the Sellers' knowledge, there have been no material violations or allegations of violations of such policies that have occurred or been made that have not been addressed in accordance with these procedures;

                                    (G) each Sponsored Registered Investment
                           Company is, and at all times required under the Securities Laws has been, duly registered with the SEC as an investment company under the Investment Company Act;

                                    (H) neither Private Partnership nor any of
                           its Subsidiaries or Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Sponsored Registered Investment Companies or would in any way violate Section 15(f) of the Investment Company Act as a result of any of the Transactions;

                                    (I) All payments by the Sponsored Registered
                           Investment Companies relating to the distribution of their shares (other than payments that are not required by Applicable Law to be paid pursuant to a 12b-1 Plan) have been made in compliance with the related 12b-1 Plan and each 12b-1 Plan adopted by a Fund and the operation of each such 12b-1 Plan currently complies with Rule 12b-1. No Sponsored Registered Investment Company has paid or is paying, directly or indirectly, any amount to any person for the purpose of financing the distribution of its shares, except in accordance with a 12b-1 Plan or has made or is making any other payments that violated or violate Applicable Law;

                                    (J) Each of the Sponsored Registered
                           Investment Companies has timely filed all prospectuses, annual information forms, registration statements, proxy statements, financial statements, notices on Form 24F-2, other forms, reports, sales literature and advertising materials and any other documents required to be filed with applicable regulatory or other Authorities, and any amendments thereto (the "REPORTS"), and has timely paid all fees and interest required to be paid in connection therewith. The Reports (i) have been prepared in all material respects in accordance with the requirements of Applicable Law, and (ii) did not at the time they were filed, and with respect to any prospectus, proxy statement, sales literature or advertising material, did not during the period of its authorized use, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and

                                    (K) The Investment Company Board of each
                           Sponsored Registered Investment Company has at all times been constituted and have operated in conformity with the requirements and restrictions of section 10, 15(f) and 16 of the Investment Company
                           Act.

                  (p) INELIGIBLE PERSONS. None of Private Partnership or any of its Subsidiaries, nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company

         Act) to a registered investment company nor is there any action, proceeding or investigation pending or, to the knowledge of the Sellers, threatened by any Authority, which would result in the ineligibility of Private Partnership or any of its Subsidiaries or any of their "affiliated persons" (as defined in the Investment Company
         Act) to serve in any such capacities. None of Private Partnership, its Subsidiaries or any "associated person" (as defined in the Investment Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person of a registered investment adviser, nor is there any action, proceeding or investigation pending or, to the knowledge of the Sellers, threatened by any Authority, that would reasonably be expected to result in the ineligibility of Private Partnership, its Subsidiaries or any of their associated persons or, to the knowledge of the Sellers, that would reasonably be expected to provide a basis for a proceeding that would result in such ineligibility. None of the Private Partnership, its Subsidiaries or any of their associated persons thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                  (q) CONTRACTS. Except as Previously Disclosed or as otherwise provided in this Agreement, none of Public Partnership, Private Partnership, nor any of their Subsidiaries is a party to, and none of the properties or assets of Public Partnership, Private Partnership or any of their Subsidiaries is bound by, any Contract (i) which, upon the consummation of the Transactions or the approval of the holders of Private Partnership Units or Public Partnership Units of the Transactions will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Public Partnership, Private Partnership, Buyer, Buyer Parent, Surviving Private Partnership, Surviving Public Partnership, or any of their respective Subsidiaries to any officer or employee thereof; (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement; (iii) with or to a labor union or guild (including any collective bargaining agreement);
         (iv) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated upon the consummation of the Transactions or the approval of the holders of Private Partnership Units or Public Partnership Units of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (v) granting any material Encumbrance on any material asset of Public Partnership or Private Partnership or any of their Subsidiaries; (vi) that is a material contract with (A) General Partner or any of its Affiliates or (B) any current or former (to the extent that any obligations of Public Partnership or Private Partnership are outstanding under such contract) officer, director or employee of Public Partnership or Private Partnership or any of their Subsidiaries other than Previously Disclosed Compensation and Benefit Plans; (vii) under which General Partner, Public Partnership or Private Partnership or any of their Subsidiaries has borrowed or may borrow any money from, has guaranteed any borrowing by any Person, or issued or may issue any note, bond, debenture or other evidence of indebtedness to, any Person, or any other note, bond, debenture or other evidence of indebtedness of Public Partnership or Private Partnership or any of its Subsidiaries, in each case in excess of $5,000,000 individually and $15,000,000 in the aggregate; (viii) that is any material currency exchange, interest rate exchange, commodity exchange or similar contract; (ix) that is a contract for any material joint venture or similar arrangement; or (x) that is a contract that includes any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits to any material extent the freedom of Public Partnership, Private Partnership or any of their Subsidiaries to compete (geographically or otherwise) in any line of business or will, after the Closing, so limit competition by the Public Partnership Surviving Partnership, Private Partnership Surviving Partnership or their Subsidiaries (collectively, the "SELLER MATERIAL CONTRACTS"). Each of the Seller Material Contracts is valid, binding, in full force and effect, and is enforceable against Public Partnership, Private Partnership and/or their Subsidiaries, as the case may be, in accordance with its terms. As of the date hereof, neither Public Partnership, Private Partnership nor any of their Subsidiaries has received written or oral notice of cancellation of or default under or intent to cancel or call a default under any of the Seller Material Contracts. Public Partnership, Private Partnership and each of its Subsidiaries has performed all material obligations required to be performed by it to date under the Seller Material Contracts, and to Sellers' knowledge there exists no event or condition which (with or without notice or lapse of time or both) would be a breach or a default on the part of Public Partnership, Private Partnership or any of their Subsidiaries or on the part of the other party to such Seller Material Contracts.

                  (r) INSURANCE. Each insurance policy (including insurance policies and fidelity bonds relating to the Sponsored Investment Companies, and the assets, properties and employees of the Sellers and their Subsidiaries) and bond of the Sellers and their Subsidiaries is in full force and effect, all premiums due and payable thereon have been paid and none of the Sellers nor any of their Subsidiaries has received written notice from any insurer or agent of any intent to cancel any such insurance policy or bond.

                  (s) TECHNOLOGY AND INTELLECTUAL PROPERTY. Each of the Sellers and their Subsidiaries and the Sponsored Investment Companies has (and upon consummation of the transactions contemplated hereby will have) ownership of, or such other rights by license, lease or other agreement in and to, all intellectual property necessary to conduct the business of the Private Partnership and its Subsidiaries and the Sponsored Investment Companies substantially in the manner presently conducted, and the consummation of the Transactions as contemplated hereby does not and will not conflict with, alter or impair any such ownership or rights. None of the Sellers or their respective Affiliates has granted any option or license of any kind to any third party relating to any technology or intellectual property owned, used, filed by or licensed to the Sellers or their Subsidiaries (and used in conducting the business of such entity) or the marketing or distribution thereof. All such material technology has been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. None of the Sellers, their Subsidiaries or the Sponsored Investment Companies has, to the Seller's knowledge, infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, nor, to the Sellers' knowledge, has any other Person infringed on a continuing basis any rights that the Sellers or any of their Subsidiaries has in the intellectual property. Each of the Sellers, their Subsidiaries and the Sponsored Investment Companies owns or licenses all computer software developed or currently used by it which is material to the conduct of its business as currently conducted and has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of any third party. None of the Sellers, any of their Subsidiaries or any of the Sponsored Investment Companies has received notice of any claim respecting any such violation or infringement.

                  (t) ENVIRONMENTAL MATTERS. The Sellers and their Subsidiaries have complied in all material respects with all applicable Environmental Laws, and none of the Sellers or any of their Subsidiaries is subject to any actual or, to the knowledge of the Sellers, threatened investigation, claim or liability under any Environmental Law. "Environmental Law" means (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as hereinafter defined), in each case as amended and as now in effect. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

                  (u) OPINION OF FINANCIAL ADVISOR. CSFB has delivered to the board of directors of General Partner its opinion, dated the date hereof, accompanied by an authorization to include such opinion in the Proxy Statement to the effect that, as of the date of this Agreement, the Unit Price is fair, from a financial point of view, to the holders of Private Partnership Unitholders and Public Partnership Unitholders.

                  (v) ANNUALIZED ADVISORY FEE REVENUES. The aggregate annualized investment advisory, investment management and subadvisory fees for all investment management accounts managed by the Subsidiaries of Private Partnership or by CGM and payable to such Persons (excluding such fees from Clients set forth in section 2.01(d) of the General Partner's Disclosure Schedule), determined as of April 30, 2000 in good faith in accordance with the methodology described and applied in section 3.03(v) of the General Partner's Disclosure Schedule, is approximately $539 million.

         3.04 REPRESENTATIONS AND WARRANTIES OF BUYER. Except as Previously Disclosed, each of the Buyer and Buyer Parent makes each of the following representations and warranties as to itself, Buyer, Public Partnership Merger Sub and Private Partnership Merger Sub, PROVIDED that no representation and warranty with respect or relating to Public Partnership Merger Sub or Private Partnership Merger Sub, as the case may be, will be deemed made until the Closing Date:

                  (a) ORGANIZATION, STANDING AND AUTHORITY.

                           (i) It is duly organized or formed, validly existing
                  and, if organized in a jurisdiction recognizing the concept of good standing, in good standing under the laws of its jurisdiction of organization, as Previously Disclosed, with full power and authority to own, lease or operate its assets and to carry on its business as currently conducted;

                           (ii) it is duly qualified to do business and is in
                  good standing in each state of the United States where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified; and

                           (iii) prior to the date hereof, Buyer has made
                  available to Sellers a complete and correct copy, as of the date hereof, of the Constituent Documents of each such Person, in each case as amended to such date. As of the date hereof, each such Constituent Document is in full force and effect.

                  (b) AUTHORITY; APPROVAL.

                           (i) It has all requisite corporate, partnership or
                  limited liability company power and authority and has taken all corporate, partnership or limited liability company action necessary in order to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to consummate the transactions contemplated thereby; and

                           (ii) each Transaction Document to which it is a party
                  is or, when executed and delivered in accordance with the terms thereof or of this Agreement and assuming the due authorization, execution and delivery by each other Person who is a party thereto, will be a valid and binding agreement of it, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights, and subject as to enforceability to general equity principles.

                  (c) REGULATORY FILINGS; NO DEFAULTS.

                           (i) No consents, approvals, permits or authorizations
                  of, or notices, reports, registrations or other filings with, any Authority or third party are required to be made or obtained by it in connection with the execution, delivery or performance by any such Person of this Agreement or any other Transaction Document to which it is a party, or to consummate the transactions hereunder or thereunder except for filings to be made under the HSR Act, the filing of a notification with the European Commission under Council Regulation (EEC) No. 4064/89, the filing of a notice with the Supervisory Board of Buyer Parent and the filings required pursuant to Sections 2.01(b) and 2.02(b); and

                           (ii) the execution and delivery by it of each of the
                  Transaction Documents to which it is a party does not, and, subject to the satisfaction of Section 3.04(c)(i) above, the consummation of the transactions thereunder will not, constitute or result in a breach or violation of, or a default under, the Constituent Documents of any such Person.

                  (d) INVESTMENT COMPANY ACT. As of the date hereof, neither Buyer Parent nor any Subsidiary of Buyer Parent has entered into any Contract (disregarding for this purpose any of the Transaction Documents) which would impose an "unfair burden" (within the meaning of
         Section 15(f) of the Investment Company Act) on any of the Sponsored Investment Companies of Private Partnership after the Closing.

                  (e) BROKERS AND FINDERS. Each of Buyer Parent and Buyer hereby represents and warrants that neither it, nor its Subsidiaries, nor any of its general partners, managing members, directors, managing directors, officers, or employees, if any, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with this Agreement or any of the Transactions other than Donaldson, Lufkin & Jenrette, which has been employed as a financial advisor to Buyer Parent and Buyer and the fees and expenses of which shall be borne by Buyer Parent and Buyer.

                  (f) BUYER FINANCING. Buyer Parent and Buyer have, or prior to the Public Partnership Effective Time will have, sufficient funds to enable it to pay the consideration required to be paid by the Buyer pursuant to Article II and to perform its obligations hereunder.

                                   ARTICLE IV

                                    COVENANTS

         4.01 CONDUCT PRIOR TO CLOSING. Except as otherwise provided herein, each Seller shall, and each Seller shall cause each of its Subsidiaries to, conduct its business and each of their respective businesses, as the case may be, in the ordinary and usual course and use reasonable best efforts to preserve its business organization and their respective business organizations and assets intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated in any Transaction Document or as Previously Disclosed, each such Seller as to itself, shall not, and each Seller shall cause each of its Subsidiaries not to, do any of the following without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed:

                  (a) issue, sell, pledge, grant, allocate, dispose of or encumber any Equity Interests in it or any of its Subsidiaries or any options, warrants, conversion or other rights or understandings of any kind, contingent or otherwise, to purchase any such Equity Interests other than upon exercise of any Previously Disclosed outstanding Options in accordance with the terms of the Partnership Equity Plans;

                  (b) admit any new partner or member other than in the ordinary course of its business;

                  (c) directly or indirectly, adjust, split, combine or reclassify any of its or its Subsidiaries' Equity Interests or change or agree to change in any manner the rights of such Equity Interests or liquidate or dissolve any Seller or any of Sellers' Subsidiaries;

                  (d) declare, set aside, make or pay any dividend or other distribution in cash, stock or property in respect of its Equity Interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any of its Equity Interests, PROVIDED that (i) the Public Partnership and Private Partnership shall be permitted to make distributions required by Section 4.12 and (ii) Subsidiaries of Private Partnership shall be permitted to make distributions to Private Partnership;

                  (e) other than in the ordinary course of its business transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any of its or their material property or assets, tangible or intangible, or incur, modify, cancel or waive any material indebtedness or other liability or obligation;

                  (f) make, authorize or commit for any capital expenditures other than in the ordinary course of business of their respective businesses, as the case may be, or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, provided that the investment restrictions contained in this clause (f) shall not apply to investments committed to as of the date hereof and Previously Disclosed or made in the ordinary course of business;

                  (g) terminate, establish, adopt, enter into, or make any new grants or awards, under any Compensation and Benefit Plan or amend or otherwise modify any Compensation and Benefit Plan in a manner that would increase the benefits provided thereunder to any Executive Officer or, other than in the ordinary course of business consistent with prior practice, any other person;

                  (h) amend, supplement or restate its or any of its Subsidiaries' Constituent Documents, as the case may be, or enter into any Written Consents which in effect amend, supplement or restate such Constituent Documents;

                  (i) implement or adopt any change in any respect of its accounting practices, policies or principles other than as may be required by GAAP;

                  (j) enter into or renew or terminate any Seller Material Contract with any other Seller or any Affiliate or Subsidiary of any Seller, or make any amendment or modification to any such agreement if such entry, renewal, termination, amendment or modification would have a Material Adverse Effect on Public Partnership or Private Partnership;

                  (k) take any action that might reasonably be expected to be or to result in "an addition of a substantial new line of business" with respect to Public Partnership (within the meaning of Section 7704(g)(2) of the Code) or that might reasonably be expected to cause Public Partnership to cease to be an "electing 1987 partnership" under that section;

                  (l) settle any claim, action or proceeding involving any liability for money damages in excess of $1,500,000 or any material restrictions upon any of its operations;

                  (m) except as and to the extent required, after consultation with outside legal counsel, in the exercise of the fiduciary obligations of the Sellers, in the case of any Investment Company, request that any action be taken by any of the Investment Company Boards, other than as contemplated by this Agreement and other than routine actions taken in the ordinary course of business that would not materially adversely affect such Seller or Investment Company;

                  (n) voluntarily divest itself of management of any Client or any assets under management other than in the ordinary course of business;

                  (o) accelerate the billing or other realizations of advisory fees payable by Clients to Private Partnership or any of its Subsidiaries or delay the payment of liabilities beyond the ordinary course of business;

                  (p) except as required by Applicable Law, increase the compensation of any Executive Officer or, other than in the ordinary course of business consistent with prior practice, any other current or former employee, managing director, officer, director or consultant of the General Partner, Public Partnership, Private Partnership or their respective Subsidiaries, or enter into, adopt, amend or commit to enter into, adopt or amend any employment, consulting, severance, change of control or incentive pay agreement with or for the benefit of any Executive Officer or, other than in the ordinary course of business consistent with prior practice, any other current or former employee, managing director, officer, director or consultant of any such Person;

                  (q) take any action or fail to take any action that would or could reasonably be expected to result in any of the representations or warranties set forth in Section 3.03 of the Agreement being or becoming untrue (subject to the standard set forth in Section 3.02); or

                  (r) authorize or enter into an agreement to do any of the foregoing.

         4.02 ACQUISITION PROPOSALS. Each of the Sellers agrees that it will not and will cause each of its Subsidiaries, if any, and its and any such Subsidiaries' respective executive officers and directors not to, and each such Seller agrees to direct its and any such Subsidiaries' employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to initiate or solicit directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders, members or unitholders) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any Equity Interests in, any Seller or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or directly or indirectly engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 4.02 shall prevent any Seller or its managing member, general partner or management board from (A) in the case of Public Partnership or its management board or representatives, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or providing any other legally required disclosure to the partners of Private Partnership and Public Partnership; (B) providing information to, or engaging in any negotiations or discussions with, any Person who has made an unsolicited bona fide written Acquisition Proposal (i) if the board of directors of the General Partner, determines, in good faith after consultation with outside legal counsel, that providing such information and engaging in such discussions or negotiations is required to comply with its fiduciary duties under Applicable Law and (ii) if, prior to furnishing any non-public information to any such party, Private Partnership and/or Public Partnership, as applicable, shall have entered into a confidentiality agreement on customary terms as advised by outside legal counsel; or (C) recommending such an Acquisition Proposal to the members, partners or unitholders of such Seller and withdrawing the prior recommendation of this Agreement, if and only to the extent that, in each such case referred to in clause (B) or (C) above, the board of directors of the General Partner, determines, in good faith after consultation with outside legal counsel, that taking such action is required to comply with its fiduciary duties under Applicable Law (any such Acquisition Proposal, a "SUPERIOR
PROPOSAL"). Each Seller agrees that it will notify Buyer Parent and Buyer promptly (within twenty-four hours of receipt) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Buyer Parent and Buyer reasonably informed on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Each such Seller shall, and shall cause each Subsidiary and each of such Sellers' and Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant) to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Buyer Parent and Buyer with respect to any of the foregoing.

         4.03 RETENTION AND OTHER COMPENSATION RELATED MATTERS. Prior to the Closing, Private Partnership shall implement an employee retention plan containing terms and provisions set forth on Exhibit A hereto. Buyer Parent agrees that it shall cause Private Partnership Surviving Partnership to honor the terms of such retention plan following the Closing and that it shall, or shall cause Private Partnership Surviving Partnership to, make available the funds that are necessary to make the payments under such retention plan.

         4.04 FILINGS, OTHER ACTIONS; NOTIFICATION.

                  (a) Each of the Sellers and Buyer shall cooperate with each other and shall cause their respective Subsidiaries to use their respective reasonable best efforts to, and propose to the Sponsored Investment Companies that they take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under the Transaction Documents and Applicable Law to consummate and make effective the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and any Authority in order to consummate the Transactions. Subject to Applicable Laws relating to the exchange of information, Buyer Parent, Buyer, Private Partnership, Public Partnership and General Partner shall, to the extent practicable, consult the other on and obtain consent with respect to all the information relating to Buyer Parent, Buyer or the Sellers, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any Authority or third party in connection with the Transactions and the parties hereto shall cooperate in such efforts. In exercising the foregoing right, Buyer Parent, Buyer and the Sellers shall act reasonably and as promptly as reasonably practicable.

                  (b) Buyer Parent, Buyer and each of the Sellers shall, upon request by another Party, cooperate with and furnish to such Party all information concerning itself, its Subsidiaries, general partners, members, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application required to be made by or on behalf of any of Buyer Parent, Buyer, the Sellers, or any of their respective Subsidiaries to any Authority in connection with the Transactions.

                  (c) To the extent that the rights of any Seller or any Subsidiary thereof under any agreement, including any Advisory Agreement, may not be assigned by operation of law or the terms of the applicable agreement without the consent or approval of another party thereto or terminates upon any such assignment, each of the Sellers shall use its reasonable efforts to obtain, and to cause its Subsidiaries, if any, to obtain, any such consent in accordance with this Section 4.04(c) and Section 4.06. Without limiting the generality of the foregoing, Private Partnership and each of General Partner and Public Partnership, as general partners of Private Partnership, as promptly as practicable shall (i) use, and use its reasonable best efforts to cause each Registered Investment Company to use, its reasonable best efforts to obtain, or cause to be obtained, the approval of the Investment Company Boards and the shareholders of such Registered Investment Company, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of a new Advisory Agreement for such Registered Investment Company with the applicable Subsidiary of Private Partnership serving as adviser or subadviser to such Registered Investment Company, such agreement containing terms (other than fee rates) that are not materially less favorable to such Subsidiary than terms contained in the Advisory Agreement existing on the date hereof and becoming effective upon the Closing, (ii) use its reasonable best efforts to cause each Registered Investment Company to prepare, file with and cause to be cleared by the SEC and all other Authorities having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to shareholders of the Registered Investment Companies with respect to the actions recommended for shareholder approval by the Investment Company Boards and (iii) use its reasonable best efforts to cause each Registered Investment Company to mail such proxy solicitation materials to such shareholders promptly after clearance by the SEC and cause to be submitted to a meeting of shareholders of such Registered Investment Company as soon as practicable after such mailing the proposals described in clause (ii) above, all such consents and such proxy solicitation, to be in form and substance reasonably satisfactory to Buyer and in compliance with Section 3.03(o).

         Each of (i) the proxy solicitation materials to be distributed to the shareholders of each Registered Investment Company in connection with the approvals described in Section 4.04 of this Agreement and
         (ii) the materials provided or to be provided to the applicable Investment Company Boards in connection with the approvals required in connection with this Agreement have provided or will provide all information necessary in order to make the disclosure of information therein satisfy the requirements of all Applicable Law (including
         Section 14 of the Exchange Act and Sections 15, 20 and 36(b) of the Investment Company Act) in all material respects (except to the extent that information supplied by or on behalf of Buyer Parent or its Subsidiaries was incomplete) and such materials and information (except to the extent supplied by or on behalf of Buyer Parent or its Subsidiaries) will be complete in all material respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be) any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading in any material respect, and will not omit to state any fact necessary in order to make the statements therein not false or misleading in any material respect or (with respect to information included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading in any material respect.

         4.05 INVESTMENT COMPANY MATTERS.

                  (a) Buyer Parent and the Buyer acknowledge that each of the Sellers has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. Each of Buyer Parent and the Buyer shall not take, and each of them shall use reasonable best efforts to cause its Affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly and indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the Transactions, and each of them shall not fail to take, and, after the Closing, shall use reasonable best efforts to cause each Affiliate of the Buyer Parent to not fail to take, any action if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the Transactions. In that regard, each of Buyer Parent and the Buyer shall conduct its business and shall, subject to the applicable fiduciary duties to the Sponsored Registered Investment Companies, use its reasonable best efforts to cause each of its Affiliates to conduct its business so as to assure that, insofar as within the control of Buyer Parent, the Buyer or their respective Affiliates:

                           (i) for a period of three years after the Closing, at
                  least 75% of the members of the Investment Company Boards of each Sponsored Registered Investment Company are not (A) "interested persons" of the investment adviser of such Sponsored Registered Investment Company after the Closing, or
                  (B) "interested persons" of the present investment manager of such Sponsored Registered Investment Company; and

                           (ii) for a period of two years after the Closing,
                  there shall not be imposed on any Sponsored Registered Investment Company an "unfair burden" as a result of the Transactions, or any terms, conditions or understandings applicable thereto;

         PROVIDED, HOWEVER, that if Buyer Parent, Buyer or any of their Affiliates shall have obtained an order from the SEC exempting it from the provisions of Section 15(f), while still maintaining the "safe harbor" provided by Section 15(f), then this covenant shall be deemed to be modified to the extent necessary to permit Buyer Parent, Buyer and their Affiliates to act in a manner consistent with such SEC exemptive order.

                  (b) For a period of three years from the Closing, neither Buyer Parent nor Buyer shall, and Buyer Parent and Buyer shall use reasonable best efforts to cause their respective Affiliates not to, voluntarily engage in any transaction that would constitute an "assignment" of any Advisory Agreement with any Sponsored Registered Investment Company currently managed by any Private Partnership or its Subsidiaries to which Buyer Parent, the Buyer or any such Affiliate is a party, without first obtaining a covenant in all material respects the same as that contained in this Section 4.05. Notwithstanding anything to the contrary contained herein, the covenants of the Parties contained in this Section 4.05 are intended only for the benefit of the Parties and holders of their respective Equity Interests immediately prior to the Closing and for no other Person.

                  (c) The terms used in quotations in this Section 4.05 shall have the meanings set forth in Sections 2(a)(4), 2(a)(19) and 15(f) of the Investment Company Act.

                  4.06 ADVISORY AGREEMENTS. If consent to the assignment or deemed assignment of an Advisory Agreement with Clients of Private Partnership or its Subsidiaries (other than Clients that are Registered Investment Companies) as a result of the Transactions is required by Applicable Law or by such Clients' Advisory Agreement, as soon as reasonably practicable following the date hereof, Private Partnership shall, and shall cause each of its Subsidiaries to, send a notice (the "NOTICE") informing such Clients of the Transactions, requesting written consent to the assignment of such Client's Advisory Agreement and informing such Client: (a) of the intention to complete the Transactions, which will result in a deemed assignment of such Advisory Agreement; (b) of Private Partnership's or its Subsidiaries' intention to continue to provide the advisory services pursuant to the existing Advisory Agreement with such Client after the Closing; and (c) that the consent of such Client will be deemed to have been granted if such client continues to accept such advisory services for a period of at least forty-five (45) days after the sending of the Notice without termination. Buyer agrees that consent for any Advisory Agreement with a Client (other than Clients that are Registered Investment Companies) to the assignment or deemed assignment resulting from the Transactions shall be deemed given for all purposes hereunder (i) if no consent is required under Applicable Law or the respective Advisory Agreement, (ii) upon receipt of the written consent requested in the Notice or (iii) if such consent is required under Applicable Law or the respective Advisory Agreement, and if the written consent requested in any Notice is not received within forty-five (45) days of mailing the Notice to a Client, to the extent permissible under Applicable Law and the applicable Advisory Agreement (provided, that such Client shall not have affirmatively stated to any of the Sellers or any of their Affiliates that it does not so consent or terminated its respective Advisory Agreement prior to the Closing) (the "NEGATIVE CONSENT PROCEDURE"). Buyer shall be provided a reasonable opportunity to review all such consent materials to be used by Private Partnership and such Subsidiaries prior to distribution. Private Partnership and such Subsidiaries shall make available to Buyer copies of any and all substantive correspondence between them and Clients or representatives or counsel of such Clients relating to the consent solicitation provided for in this Section 4.06. Prior to the Private Partnership Effective Time, neither Buyer Parent, nor Buyer, nor any of their respective Affiliates shall contact, in writing or otherwise, any Client or any other Person who acts as an adviser to or "gatekeeper" for any Client without the prior written approval of General Partner.

         4.07 TAXATION.

                  (a) From and after the Closing Date, all Tax examinations, audits and contests relating to periods or partial periods ending prior to or on the Closing Date relating to Private Partnership or any of its Subsidiaries (other than the Corporate Subsidiaries) or Public Partnership (such entities, the "ACQUIRED ENTITIES"), shall be controlled by Seller Parent; PROVIDED, HOWEVER, that if any settlement of any such examination, audit or contest would materially and adversely impact a Tax return or Tax position of Buyer or any of its Subsidiaries with respect to a period or partial period beginning on or after the Closing Date, Seller Parent shall not enter into such settlement without the consent of Buyer which shall not be unreasonably withheld.

                  (b) Public Partnership and Private Partnership will prepare and file, or cause to be prepared and filed, all Tax Returns that include the business and operations of the Acquired Entities for any period or partial period ending prior to or on the Closing Date, subject to prior approval by Seller Parent.

                  (c) Each of the Acquired Entities (other than the Corporate Subsidiaries and any Subsidiary of Private Partnership that is a disregarded entity for United States federal income Tax purposes) shall make an election, or, if an election has previously been made, continue such election in effect, under Section 754 of the Code and any comparable provision of any other Tax law for the year in which the Closing occurs.

         4.08 ACCESS; INFORMATION.

                  (a) Each of General Partner, Public Partnership and Private Partnership agrees that upon reasonable notice and subject to Applicable Laws relating to the exchange of information, it shall afford or cause its Subsidiaries to afford Buyer Parent, Buyer and the officers, employees, counsel, financial advisors, auditors, accountants and other authorized representatives of Buyer Parent and Buyer (collectively, the "BUYER REPRESENTATIVES"), such access throughout the period prior to the Closing to the books, records (including, without limitation, any Tax Returns and work papers of independent auditors), offices, properties and personnel of such Person, its Subsidiaries and any Sponsored Investment Company and to such other information as Buyer may reasonably request and, during such period, it shall promptly furnish or make available to Buyer Parent and Buyer and, at the request of Buyer Parent or Buyer, to any Buyer Representatives (i) a copy of each report, schedule and other document filed by it or its Subsidiaries pursuant to the requirements of federal or state securities laws, and (ii) all other financial and operating data and other information concerning the business, properties, assets and personnel of it and its Subsidiaries as Buyer Representative may reasonably request. Promptly following the date hereof, General Partner shall use its reasonable best efforts to provide its calculation of the Base Revenue Run-Rate, together with supporting details, to Buyer Parent.

                  (b) The provisions of the confidentiality agreement, dated as of May 12, 2000, among Public Partnership, Private Partnership, Seller Parent and Buyer Parent shall survive the execution of this Agreement and shall apply with respect to all information made available to Buyer Representatives pursuant to this Section 4.08.

         4.09 PUBLICITY. The Parties hereby confirm that they have consented to the initial press releases announcing the execution of this Agreement to be released jointly by Public Partnership, Private Partnership and Buyer Parent and separately by Seller Parent. No Party hereto will issue, and each Party will use reasonable best efforts to cause its Affiliates not to issue, any additional press release or otherwise make any additional public announcement with respect to the Transactions without the prior consent of the other Parties, such consent not to be unreasonably withheld or delayed, except as and to the extent that such Party or any of its Affiliates determines in good faith that it is so obligated by Applicable Law, in which case such Party shall consult, to the extent practicable, with the other Parties prior to issuing such press release or making such public announcement.

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

         4.10 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to any of the Transactions, each of the Sellers and their respective boards of directors, general partners, managing members or managing boards, as applicable, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents, and otherwise act to eliminate or minimize the effects of such statute or regulation on such Transactions.

         4.11 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Sellers shall, and shall cause each of its Subsidiaries, if any, to, and shall use its reasonable best efforts to cause each of the Sponsored Investment Companies to, and each of Buyer Parent and Buyer shall take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or desirable, or advisable under Applicable Laws, so as to fulfill all conditions and obligations on its part to be performed or fulfilled under the Transaction Documents, to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, and shall cooperate fully with each of the other Parties to that end.

         4.12 PRE-CLOSING DISTRIBUTIONS. Public Partnership and Private Partnership shall distribute prior to the Closing the excess of (i) 80% of their respective operating cash flow with respect to the period beginning January 1, 2000 and ending on the Closing Date over (ii) the amount of their operating cash flow distributed between January 1, 2000 and the date of execution of this Agreement.

         4.13 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the Transactions; PROVIDED, HOWEVER, that (i) Buyer shall bear 50% of the expenses incurred by Private Partnership and its Subsidiaries in connection with the solicitation of shareholders of Registered Investment Companies contemplated by Section 4.04(c) and (ii) Public Partnership and Buyer shall each bear 50% of the expenses incurred by Public Partnership in connection with the solicitation of Public Partnership Unitholders, as contemplated by Section 4.16.

         4.14 SUBSIDIARY ACTION. To the extent that action on the part of a Subsidiary of a Party is necessary in order for such Party to fulfill any of its obligations under this Agreement, then each such obligation shall be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take such necessary action.

         4.15 UNITHOLDER APPROVAL. Each of the Sellers shall take, in accordance with Applicable Law and each of their and Public Partnership's and Private Partnership's Constituent Documents, all action necessary to:

                  (a) convene appropriate meetings of Public Partnership Unitholders to consider and vote upon the approval and adoption of this Agreement, the Public Partnership Merger, and any other matters required to be approved by Public Partnership

         Unitholders for consummation of the Public Partnership Merger (including any adjournment or postponement thereof, the "PUBLIC PARTNERSHIP UNITHOLDERS MEETING") as promptly as practicable after the Proxy Statement is cleared by the SEC; and

                  (b) obtain written consents of Private Partnership Unitholders to approve the adoption of this Agreement, the Private Partnership Merger, and any other matters required to be approved by Private Partnership Unitholders for consummation of the Private Partnership Merger as promptly as practicable after the date hereof.

General Partner, as general partner of Public Partnership and of Private Partnership, shall recommend (unless General Partner determines, in good faith after consultation with outside legal counsel, that it must not make such recommendation and/or must withdraw any prior recommendation in connection with the Public Partnership Merger, if it is to comply with its fiduciary duties under Applicable Law), and Public Partnership and Private Partnership shall take all reasonable, lawful action to solicit, such approval by Public Partnership Unitholders and by Private Partnership Unitholders.

         4.16 PROXY STATEMENT. (a) Each of the Sellers shall cooperate with Public Partnership to, and Public Partnership shall, prepare a proxy statement to be filed by Public Partnership with the SEC in connection with the Public Partnership Merger (including all other proxy solicitation materials of Public Partnership, the "PROXY STATEMENT"). Each of the Parties agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other, its counsel and its accountants, in preparation of the Proxy Statement; and, promptly after clearance by the SEC, Public Partnership shall mail the Proxy Statement to the Public Partnership Unitholders.

                  (b) Each of the Parties agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Public Partnership Unitholders and at the time of the Public Partnership Unitholders Meeting, contain any statement, which, at such times and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading. Each of the Parties further agrees that if it shall become aware prior to the Closing of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Parties and to take the necessary steps to amend or supplement the Proxy Statement. All documents that Public Partnership is responsible for filing with the SEC in connection with the Public Partnership Merger will comply as to form and substance in all material aspects with the applicable requirements of the Exchange Act.

                  (c) Buyer shall have the right to review in advance and to approve all the information relating to Buyer and any of its Affiliates proposed to appear in the Proxy Statement or any amendment or supplement thereto submitted to the SEC in connection with the Transactions contemplated by this Agreement. In exercising the foregoing right, Buyer shall act reasonably and as promptly as practicable.

         4.17 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) Buyer agrees that from the Closing, and for a period of six (6) years thereafter, Buyer shall continue the benefits of any provision of any partnership, limited liability company or indemnification agreement pursuant to which any Seller, its Affiliates or any of their directors, officers, members, partners or other controlling persons is or may be entitled to exculpation or indemnification; and Buyer shall cause Public Partnership Surviving Partnership and Private Partnership Surviving Partnership to honor any such provision and to pay any amounts to which such Seller or any of such other Persons would properly be entitled thereunder; PROVIDED, HOWEVER, that Seller Parent, General Partner and any other Subsidiary of Seller Parent (other than Public Partnership, Private Partnership and their Subsidiaries) and the directors and officers of Seller Parent and persons serving as directors or officers at the request of Seller Parent as of the date hereof shall not be entitled to be exculpated or indemnified pursuant to any such provision for claims, damages or costs to the extent resulting from any fact or circumstance that, between the date hereof and the Closing, constituted a breach by the Sellers of any representations or warranties contained in this Agreement.

                  (b) Buyer acknowledges that Public Partnership Surviving Partnership and Private Partnership Surviving Partnership intend to maintain directors' and officers' liability insurance policy with a financially sound carrier with terms, conditions, limits and deductions (or retentions) at least as favorable as carried as of the date of this Agreement for partners, members, managing members, directors and officers of Private Partnership and Public Partnership and for directors and officers of General Partner for claims arising from wrongful acts prior to the Closing and Buyer agrees that, for a period of six (6) years following the Closing, Buyer shall not take any affirmative action which causes the termination or cancellation of such insurance coverage unless Buyer shall replace such insurance coverage with comparable insurance coverage; PROVIDED, HOWEVER, that Public Partnership Surviving Partnership and Private Partnership Surviving Partnership, considered in the aggregate, shall in no event be required to expend pursuant to this Section 4.17(b) more than an amount per year equal to 150% of the current premiums paid by Public Partnership and Private Partnership (such premiums having been Previously Disclosed), considered in the aggregate, for such insurance.

         4.18 FINANCIAL OBLIGATIONS OF BUYER PARENT. CDC Finance agrees to cause Buyer Parent and Buyer to fullfill all of its financial obligations under this Agreement.

         4.19 FURTHER ASSURANCES. As of and following the Closing, consistent with the terms and conditions hereof, Buyer shall, and each of the Sellers shall and shall cause each of their respective Subsidiaries to, and shall use reasonable best efforts to cause its Affiliates (including for this purpose any Sponsored Investment Company) to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other action as a Party may reasonably require in order to carry out any of the transactions contemplated by the Transaction Documents or for a Party to obtain the benefits contemplated by any of the Transaction Documents. Following the Closing Date, the Parties shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by Applicable Law with respect to the Transactions.

                                    ARTICLE V

                                   CONDITIONS

         5.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTIONS. The respective obligation of each Party to effect the Transactions is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) GOVERNMENTAL AND REGULATORY CONSENTS. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and (ii) the Commission of the European Union shall have approved the transaction contemplated by this Agreement under Regulation (EEC) No. 4064/89 of the Council of the European Union.

                  (b) PARTNERSHIP UNITHOLDER APPROVAL. This Agreement and the Transactions shall have been duly approved by the affirmative vote of Public Partnership Unitholders and the affirmative vote or written consent of Private Partnership Unitholders to the extent required by
         Section 17-211 of the DE Partnership Law, other Applicable Laws and the Constituent Documents of Public Partnership and Private Partnership.

                  (c) NO INJUNCTION. No court or other Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Transactions (collectively, an "ORDER").

         5.02 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer and Buyer Parent to effect the Transactions are also subject to the satisfaction, or waiver by Buyer at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Sellers set forth in Section 3.03, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Buyer shall have received a certificate of an executive officer of General Partner to such effect; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties (other than the representations set forth in Section 3.03(d)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to the standard set forth in Section 3.02 or to any qualification as to materiality, Material Adverse Effect, substantiality or other words of qualification set forth in such representations or warranties, will have a Material Adverse Effect on Private Partnership, Public Partnership and their Subsidiaries, taken as a whole, or on Private Partnership Surviving Partnership, Public Partnership Surviving Partnership and their Subsidiaries, taken as a whole.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE SELLERS. Each of the Sellers shall have performed in all material respects the obligations required to be performed by it under this Agreement and the other Transaction Documents at or prior to the Closing, and Buyer shall have received a certificate of an executive officer of General Partner to such effect.

                  (c) COMPLIANCE WITH SECTION 15(f) OF THE INVESTMENT COMPANY ACT. (i) At least seventy-five percent (75%) of the members of the Investment Company Boards of each Sponsored Registered Investment Company which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the Investment Company Act) of that Subsidiary of Private Partnership Surviving Partnership that will act as investment adviser to such Investment Companies following the Closing, of Private Partnership or of any Affiliate of Private Partnership that was the investment adviser of any such Investment Company immediately preceding the Closing; and (ii) the requirements of Section 15(f)(1)(B) of the Investment Company Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Sponsored Registered Investment Companies as a result of this Agreement, the transactions contemplated hereunder, new Investment Company Advisory Agreements or otherwise.

                  (d) CONTINUED EMPLOYMENT. At least 50% of the group Previously Disclosed shall have entered into an employment agreement, substantially in the form set forth on Schedule 5.02(d), with Buyer that is in full force and effect; and Buyer shall not be aware of any basis that would reasonably be expected to cause employment agreements with fewer than 50% of such group to be in full force and effect.

                  (e) EMPLOYMENT AGREEMENTS. Other than due to the death or disability of the employee party thereto, the employment agreements attached as Schedule 5.02(e), between Buyer and the individuals Previously Disclosed relating to the terms of employment of such individuals by Buyer shall be in full force and effect and Buyer shall not be aware of any basis that would reasonably be expected to cause any of such agreements to no longer be in full force and effect.

                  (f) REVENUE RUN-RATE. The Closing Revenue Run-Rate shall not be less than 80% of the Base Revenue Run-Rate.

                  (g) THIRD PARTY CONSENTS. The Sellers shall have received all consents or approvals as may be necessary to be obtained from any third party in connection with the consummation of the Transactions (other than consents in respect of Advisory Agreements), unless the failure to obtain such consents or approvals, individually or in the aggregate, would not have a Material Adverse Effect on Public Partnership, Private Partnership and their Subsidiaries taken as a whole.

         5.03 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to effect the Transactions is also subject to the satisfaction, or waiver by General Partner at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Buyer Parent set forth in Section 3.04, subject to the standard set forth in Section 3.02, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and General Partner shall have received a certificate of an executive officer of Buyer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Each of Buyer, Buyer Parent, Public Partnership Merger Sub and Private Partnership Merger Sub shall have performed in all material respects the obligations required to be performed by it under this Agreement and the Transaction Documents at or prior to the Closing, and an officer of the General Partner shall have received a certificate of an executive officer of Buyer to such effect.

                                   ARTICLE VI

                                   TERMINATION

         6.01 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Transactions may be abandoned at any time prior to Closing by mutual written consent of Buyer and General Partner.

         6.02 TERMINATION BY EITHER BUYER OR THE SELLERS. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by (i) Buyer or by (ii) General Partner if (a) the Transactions shall not have been consummated by December 31, 2000 (the "TERMINATION DATE"), whether such date is before or after the date of approval by the Public Partnership Unitholders or the Private Partnership Unitholders, (b) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction shall become final and non-appealable, or (c) this Agreement shall fail to receive the requisite vote for adoption by the Public Partnership Unitholders at the Public Partnership Unitholders Meeting or any adjournment or postponement thereof or shall fail to receive the requisite written consents for adoption by the Private Partnership Unitholders in accordance with the materials provided by General Partner to the Private Partnership Unitholders for the purposes of obtaining such written consent (or, if a meeting of the Private Partnership Unitholders is held to obtain such consent, if this Agreement shall fail to receive the requisite vote for adoption by the Private Partnership Unitholders at such meeting of any adjournment or postponement thereof); PROVIDED that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately and substantially contributed to the occurrence of the failure of the Transactions to be consummated.

         6.03 TERMINATION BY BUYER. This Agreement may be terminated by written notice provided by Buyer and the Transactions may be abandoned at any time prior to the Closing, whether before or after the approval by the Public Partnership Unitholders or Private Partnership Unitholders referred to in Section 5.01(b), if (i) General Partner shall have (A) failed to recommend or shall have withdrawn or adversely modified its approval or recommendation of this Agreement, (B) failed to reconfirm its recommendation of this Agreement or the Public Partnership Merger within five business days after a written request by Buyer to do so, (C) recommended to Public Partnership Unitholders or Private Partnership Unitholders an Acquisition Proposal or (D) a tender offer or exchange offer for 15% or more of the outstanding Public Partnership Units is commenced, and the General Partnership fails to recommend against acceptance of such tender offer or exchange offer by the Public Partnership Unitholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by the Public Partnership Unitholders) within the time period required pursuant to Rule 14e-2 of the Exchange Act, or (ii) there has been a breach by any Seller of any representation, warranty, covenant or agreement contained in this Agreement that (x) would entitle Buyer to assert that the conditions to its obligations hereunder set forth in Section 5.02(a) or
(b) have not
been satisfied and (y) is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to the Party committing such breach.

         6.04 TERMINATION BY GENERAL PARTNER. This Agreement may be terminated by the written consent of General Partner and the Transactions may be abandoned:

                  (a) at any time prior to the approval of the Private Partnership Unitholders if (i) after receiving a BONA FIDE Superior Proposal, the board of directors of General Partner determines, in good faith and after consulting with outside legal counsel, that taking such action is required to comply with its fiduciary duties under Applicable Law, (ii) the board of directors of General Partner notifies Buyer Parent and Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Buyer does not make, within five business days of receipt of the General Partner's written notification of its intention, an offer that the board of directors of General Partner determines, in good faith after consultation with its advisors, is at least as favorable, from a financial point of view, to the members, partners or unitholders, as the case may be, as the Superior Proposal and (iv) simultaneously with such termination such Seller pays or causes Private Partnership to pay to Buyer in immediately available funds the Termination Fee described in Section 6.06; or

                  (b) if at any time prior to the Closing there has been a breach by Buyer of any covenant, representation, warranty or agreement contained in this Agreement that (x) would entitle General Partner to assert that the conditions to its obligations hereunder set forth in
         Section 5.03(a) or (b) have not been satisfied and (y) is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the General Partner.

         6.05 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this
Article VI, this Agreement (other than as set forth in Sections 6.06 and 7.01) shall become void and of no effect with no liability on the part of any Party (or of any of its directors, officers, controlling persons, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any Party of any liability or damages resulting from any wilful breach of this Agreement.

         6.06 TERMINATION FEE.

                  (a) Upon the occurrence of a Fee Triggering Event, Private Partnership agrees to pay Buyer, and Buyer shall be entitled to payment of, a fee of $66.5 million (the "TERMINATION FEE"). Except as provided in Section 6.04(a). Such payment shall be made to Buyer in immediately available funds within three business days after the occurrence of the Fee Triggering Event.

                  (b) The term "FEE TRIGGERING EVENT" shall mean any of the following events or transactions occurring on or after the date hereof:

                           (i) this Agreement is terminated by the General
                  Partner pursuant to Section 6.04(a); or

                           (ii) this Agreement is terminated by Buyer
                  pursuant to Section 6.02(c) or 6.03(i) and, within 12 months after such termination, a Seller either (A) enters into a binding agreement with any Person providing for a transaction implementing an Acquisition Proposal or (B) consummates an Acquisition Proposal.

                  (c) General Partner shall notify Buyer promptly in writing of the occurrence of any Fee Triggering Event.

                  (d) The payment by the Public Partnership or Private Partnership of the Termination Fee required to be made by this Section
         6.06 shall constitute liquidated damages for any breach by any of the Sellers (other than a willful breach by any of the Sellers) of this Agreement although a breach is not necessary for any payment to be required to be made under this Section 6.06.

                  (e) Each of the Sellers acknowledges that the agreements contained in this Section 6.06 are an integral part of the Transactions and that, without these agreements, neither Buyer nor any of its Subsidiaries would have entered into this Agreement or any of the other Transaction Documents; accordingly, if Private Partnership fails to promptly pay the amount due pursuant to this Section 6.06, and, in order to obtain such payment, Buyer or any of its Subsidiaries commences a suit which results in a judgment against the Sellers for the Termination Fee, the Private Partnership shall pay to Buyer its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE VII

                            MISCELLANEOUS AND GENERAL

         7.01 SURVIVAL. Each of the covenants of the Sellers and Buyer set forth in Sections 4.03, 4.05, 4.07, 4.08(b), 4.13, 4.14 (but only with respect to actions to be taken after Closing), 4.17 and 4.18 (but only with respect to actions to be taken after Closing) shall survive the consummation of the Transactions until the satisfaction of such covenants in accordance with each of their terms. Each of the representations and warranties of the Sellers and Buyer set forth in Sections 3.03 and 3.04, respectively, shall survive only until the Closing. Sections 3.03(n),

3.04(e), 4.09, 4.13, 6.05, 6.06, 7.01, 7.03, 7.04, 7.05, 7.06, 7.08 and 7.10
shall survive the termination of this Agreement. All other covenants and agreements in this Agreement shall not survive the termination of this Agreement.

         7.02 WAIVER; AMENDMENT. Prior to the Closing, any provision of this Agreement may be (i) waived by the Party benefitted by the provision, (ii) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement or (iii) amended or modified by an agreement in writing among Buyer Parent, Buyer, General Partner, Public Partnership and Private Partnership and executed in the same manner as this Agreement, provided, that no such amendment or modification pursuant to clause (iii) shall (A) in the case of any such amendment or modification proposed after the Public Partnership Unitholders shall have approved this Agreement and the Public Partnership Merger at the Public Partnership Unitholders Meeting, alter or change the amount or kind of consideration to be received by Public Partnership Unitholders and holders of Private Partnership Units pursuant to this Agreement without such Party's consent,
(B) reasonably be expected to materially impede or delay the consummation of any of the Transactions or (C) constitute a waiver of any provision of this Agreement other than in accordance with clause (i) of this Section 7.02.

         7.03 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within such state (except to the extent mandatory provisions of U.S. federal law or the DE Partnership Law are applicable).

                  (b) Each Party (i) consents to submit itself to the personal jurisdiction of any federal court or New York State court located in the State and City of New York in the event any dispute arises out of or relates to the Transaction Documents or any of the Transactions,
         (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens and (iii) agrees that it will not bring any action arising out of or relating to the Transaction Documents or any of the Transactions in any court other than a federal court or New York State court sitting in the State and City of New York.

                  (c) Each Party acknowledges and agrees that any controversy which may arise under the Transaction Documents or the Transaction is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the Transaction Documents or the Transactions. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver,
         (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and
         (iv) each Party has been induced to enter into the Transaction Documents to which it is a Party by, among other things, the mutual waivers and certifications in this Section 7.03.

         7.04 WAIVER OF SOVEREIGN IMMUNITY. To the extent that Buyer Parent, Buyer, Public Partnership Surviving Partnership or Private Partnership Surviving Partnership has any sovereign immunity under the laws of France or any other country or in accordance with any international treaty to which the French Republic is a signatory or from which France is a non-signatory beneficiary, each of Buyer Parent, Buyer, Public Partnership Surviving Partnership or Private Partnership Surviving Partnership hereby waives the defense of sovereign immunity for all purposes, including, without limitation, defenses with respect to the commencement of litigation, court proceedings relating thereto, any pre- or post-award attachment, any pre- or post judgment attachment, or execution of any award or judgment.

         7.05 NOTICES. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile:

                  IF TO CDC FINANCE:

                  CDC Finance
                  56 Rue de Lille
                  Paris 75007 FRANCE
                  Attention:        Isabelle Bouillot
                  Facsimile:        33-1-40-49-7439
                  Telephone:        33-1-40-49-5450

                  WITH A COPY TO:

                  Adam D. Chinn, Esq.
                  Wachtell, Lipton, Rosen and Katz
                  51 W. 52nd Street
                  New York, New York  10019
                  Facsimile:        (212) 403-2000
                  Telephone:        (212) 403-1000

                  IF TO BUYER, BUYER PARENT, PUBLIC PARTNERSHIP
                  MERGER SUB OR PRIVATE PARTNERSHIP MERGER SUB:

                  CDC Asset Management
                  Immeuble Atlantique Montparnasse

                  7 Place des Cinq Martyrs du Lycee Buffon
                  BP 541, 75725 Paris Cedex 15 FRANCE
                  Attention:        Louise Laidi
                  Facsimile:        33-1-42-79-5320
                  Telephone:        33-1-42-79-5617

                  WITH A COPY TO:

                  Adam D. Chinn, Esq.
                  Wachtell, Lipton, Rosen and Katz
                  51 W. 52nd Street
                  New York, New York  10019
                  Facsimile:        (212) 403-2000
                  Telephone:        (212) 403-1000

                  IF TO PRIVATE PARTNERSHIP OR PUBLIC PARTNERSHIP:

                  Nvest, L.P.
                  399 Boylston Street
                  Boston, Massachusetts 02116
                  Attention:        Jeffrey D. Plunkett
                  Facsimile:        (617) 578-1082
                  Telephone:        (617) 578-1925

                  WITH A COPY TO:

                  Ralph Arditi, Esq.
                  Skadden, Arps, Slate, Meagher
                       & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Facsimile:        (212) 735-2000
                  Telephone:        (212) 735-3000

                  IF TO GENERAL PARTNER PRIOR TO CLOSING:

                  Nvest Corporation
                  399 Boylston Street
                  Boston, Massachusetts 02116
                  Attention:        Jeffrey D. Plunkett
                  Facsimile:        (617) 578-1082
                  Telephone:        (617) 578-1925

                  WITH A COPY TO:

                  Ralph Arditi, Esq.
                  Skadden, Arps, Slate, Meagher
                       & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Facsimile:        (212) 735-2000
                  Telephone:        (212) 735-3000

                  IF TO GENERAL PARTNER AFTER THE CLOSING:
                  c/o Metropolitan Life Insurance Company
                  One Madison Avenue
                  New York, New York 10010
                  Attention:        Gary Beller
                  Facsimile:        (212) 679-4523
                  Telephone:        (212) 578-5899

                  WITH A COPY TO:

                  Ralph Arditi, Esq.
                  Skadden, Arps, Slate, Meagher
                       & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Facsimile:        (212) 735-2000
                  Telephone:        (212) 735-3000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         7.06 ENTIRE UNDERSTANDING; THIRD PARTY BENEFICIARIES. This Agreement and each of the other Transaction Documents represent the entire understanding of the Parties with reference to the Transactions and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Seller Parent shall be a third-party beneficiary with respect to Sections 4.07 and 4.09 of this Agreement.

         7.07 OBLIGATIONS OF BUYER. Whenever this Agreement requires a Subsidiary of Buyer Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer Parent to cause such Subsidiary to take such action.

         7.08 TRANSFER TAXES. All transfer (including real estate transfer), transfer gains, documentary, sales, use, stamp, registration and other such Taxes (including penalties and interest) incurred in connection with the Transactions, other than such Taxes that are the primary obligation of the partners of Public Partnership or Private Partnership under Applicable Law, shall be paid by Buyer when due.

         7.09 INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

         7.10 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except with the consent of all of the Parties.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         7.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.


                               CDC FINANCE


                               By: /s/ Isabelle Bouillot
                                   ---------------------------------------------
                                   Name: Isabelle Bouillot
                                   Title: Chief Executive Officer


                               CDC ASSET MANAGEMENT


                               By: /s/ Daniel Roy
                                   ---------------------------------------------
                                   Name: Daniel Roy
                                   Title: President du Directoire


                               CDCAM NORTH AMERICA CORPORATION


                               By: /s/ Christian Fersing
                                   ---------------------------------------------
                                   Name: Christian Fersing
                                   Title: Chief Executive Officer


                               CDCAM PARTNERSHIP, L.P.


                               By: CDCAM North America, LLC, its general partner


                                   By: /s/ Mireille Chetioui
                                       -----------------------------------------
                                       Name: Mireille Chetioui
                                       Title: Vice President


                               CDCAM PARTNERSHIP II, L.P.

                               By: CDCAM North America, LLC, its general partner


                                   By: /s/ Louise Laidi
                                       -----------------------------------------
                                       Name: Louise Laidi
                                       Title: Vice President

                               NVEST CORPORATION


                               By: /s/ Peter S. Voss
                                   ---------------------------------------------
                                   Name: Peter S. Voss
                                   Title: Chairman and Chief Executive Officer


                               NVEST, L.P.

                               By: Nvest Corporation, its general partner

                               By: /s/ Peter S. Voss
                                   ---------------------------------------------
                                   Name: Peter S. Voss
                                   Title: Chairman and Chief Executive Officer


                               NVEST COMPANIES, L.P.

                               By: Nvest Corporation, its managing general
                                   partner

                               By: /s/ Peter S. Voss
                                   ---------------------------------------------
                                   Name: Peter S. Voss
                                   Title: Chairman and Chief Executive Officer